UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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HEARTLAND PAYMENT SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NJ  08542

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2010

The Board of Directors of Heartland Payment Systems, Inc. (the “Company”) hereby gives notice that the 2010 Annual Meeting of Stockholders will be held at the Nassau Inn, 10 Palmer Square, Princeton, NJ 08542, on Friday, May 14, 2010 at 10:00 a.m. (local time), for the following purposes:

1.
To elect seven (7) Directors, nominated by the Board of Directors, to the Company’s Board of Directors for terms expiring at the 2011 Annual Meeting and until their successors are duly elected and qualified as provided in the Company’s Bylaws;

2.	To approve the amendment and restatement of Heartland Payment System, Inc.’s 2008 Equity Incentive Plan;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proposal Number One relates solely to the election of seven (7) Directors nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including without limitation, the election of Directors nominated by any stockholder of the Company.

This notice of meeting, the Company’s Proxy Statement and the accompanying proxy card, and the Company’s Annual Report, including the Company’s Form 10-K for the fiscal year ended December 31, 2009, were first mailed on or about April 23, 2010. Stockholders of record at the close of business on March 15, 2010 are entitled to notice of and vote at the meeting and any adjournments or postponements thereof.  If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy.

You are entitled to attend the Annual Meeting in person only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting.  You should be prepared to present photo identification for admittance.  If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date (such as your most recent account statement prior to the Record Date), a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

By Order of the Board of Directors

/s/ Charles H.N. Kallenbach

Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary

Princeton, New Jersey
Date:  April 23, 2010

IMPORTANT:  YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.  THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NJ  08542

PROXY STATEMENT
2010 Annual Meeting of Stockholders
To Be Held On May 14, 2010

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), of proxies for use at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Friday, May 14, 2010, at 10:00 a.m., Eastern Time, at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08542, and at any adjournments thereof.  This Proxy Statement and the enclosed proxy card and the Company’s Annual Report to Stockholders, including the Company’s Form 10-K for the fiscal year ended December 31, 2009, are first being sent to stockholders on or about April 23, 2010.

Voting Securities.  The close of business on March 15, 2010 has been selected as the record date (the “Record Date”) for determining the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), entitled to receive notice of and vote at the Annual Meeting.  On the Record Date, there were approximately 37,765,033 shares of Common Stock outstanding and approximately 29 holders of record.  Each holder of record is entitled to one (1) vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date.  No other class of securities will be entitled to vote at the Annual Meeting.  Stockholders have no cumulative voting rights.

Quorum.  The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum at the Annual Meeting.  Shares that are voted “FOR, AGAINST, ABSTAIN” or “WITHHOLD” on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

Vote Required.  Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, as each is in effect on the date hereof, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors.  A properly executed proxy marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.  For each other proposal to be considered at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval.

Abstentions.  Under the Company’s Bylaws and applicable Delaware law, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for transacting business and (ii) the total number of shares present in person or represented by proxy and entitled to vote on a proposal.  A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, for any matter other than the election of Directors an abstention will have the same effect as a vote against the proposal.

Broker Non-Votes.  “Broker non-votes” (i.e., shares held by a broker, bank, trustee or nominee which are represented at the meeting, but with respect to which the broker, bank, trustee or nominee is not empowered to vote on a particular non-routine proposal) will be counted in determining whether a quorum is present.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal.  Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.  Under New York Stock Exchange rules, beneficial owners of shares held in street name who do not provide the broker, bank, trustee or nominee that holds such shares with specific voting instructions empower the broker, bank, trustee or nominee to have discretion to vote such shares on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm), but not with respect to Proposal 1 (Election of Directors), Proposal 2 (Approval of the Amendment and Restatement of Heartland Payment System Inc.’s 2008 Equity Incentive Plan), or any Stockholder Proposals, in which case, such shares will be counted as a “broker non-vote” on those proposals.

Voting of Proxies.  All shares represented by a valid proxy card received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy card, the shares will be voted FOR all nominees and FOR all other proposals described herein.

A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to our Corporate Secretary at the address given above, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting.  If, however, other matters are properly presented, the persons named in the proxy card that accompanies this Proxy Statement will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

If you have any questions or need assistance in
voting your shares please call:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Seven (7) individuals, all of whom are presently members of our Board of Directors, have been nominated for election as our Directors for terms expiring at our 2011 Annual Meeting and until their respective successors are elected and qualified.  The persons named in the proxy card that accompanies this Proxy Statement, who have been designated by our Board of Directors, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below.  If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors.  The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected.

Vote Required

If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 1.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Information Concerning Directors and Nominees

Information regarding each nominee for Director is set forth in the following table:

Name	Age	Director Since	Position	Term Expires at the Annual Meeting Held In The Year
Robert O. Carr	64	2000	Chairman and Chief Executive Officer	2010
Mitchell L. Hollin	47	2001	Director	2010
Robert H. Niehaus	54	2001	Director	2010
Marc J. Ostro, Ph.D.	60	2002	Director	2010
Jonathan J. Palmer	66	2003	Director	2010
George F. Raymond	72	2004	Director	2010
Richard W. Vague	54	2007	Director	2010
Our policy is not to discriminate on the basis of race, gender or ethnicity and our Board of Directors is supportive of any qualified candidate who would also provide our Board with more diversity; however, we have no formal policy regarding Board diversity. Our Nominating Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating Committee’s and Board of Directors’ priority in selecting Board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our business strategy. The biographical information presented below includes certain qualifications, attributes, skills and other information with respect to the seven directors currently serving on our Board of Directors that caused our Nominating Committee and Board of Directors to determine that the person should serve as one of our directors:

Robert O. Carr, age 64, has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000.  Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our Company became effective.  Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997.  Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years.  Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.  Because of Mr. Carr’s deep knowledge of our business and industry as well as his detailed and in-depth knowledge of the issues, opportunities and challenges facing us, we believe that he is an invaluable member of our Board of Directors.

Mitchell L. Hollin, age 47, has served as one of our Directors since October 2001.  Mr. Hollin is a Partner of LLR Capital, L.P., which is the general partner of LLR Equity Partners, L.P., an independent private equity firm, which he joined in August 2000.  From 1994 until joining LLR Capital, L.P., Mr. Hollin was a founder and Managing Director of Advanta Partners LP, a private equity firm affiliated with Advanta Corporation.  Prior to his involvement with Advanta Partners LP, Mr. Hollin was a Vice President at Cedar Point Partners LP, a middle market buyout firm and before that an Associate at Patricof & Co. Ventures, Inc., an international venture capital firm. Mr. Hollin is a member of the board of directors of various private companies.  Mr. Hollin received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.  We believe Mr. Hollin’s 20 plus years of private equity investment experience with industry expertise in financial services, information technology and outsourced business services as well as his service as a director of numerous companies provides our Board of Directors with insight into the strategic and operational issues that our Company faces.

Robert H. Niehaus, age 54, has served as one of our Directors since October 2001.  Mr. Niehaus is a Managing Director of Greenhill & Co., Inc. and serves as the Chairman and a Senior Member of GCP 2000, LLC and the Chairman and a Senior Member of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners.  Mr. Niehaus has been a member of Greenhill & Co.’s Management Committee since its formation in January 2004.  Mr. Niehaus joined Greenhill & Co. in January 2000 as a Managing Director to begin the formation of Greenhill Capital Partners.  Prior to joining Greenhill & Co., Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999.  Mr. Niehaus was vice chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a private equity investment fund, from 1992 to 1999, and was Vice Chairman and a Director of Morgan Stanley Capital Partners III, L.P., a private equity fund, from 1994 to 1999.  Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.  Mr. Niehaus is a director of Exco Holdings, Inc., an oil and gas company, Global Signal Inc., a company that owns and manages wireless communications towers and other communications sites, and various private companies.  Mr. Niehaus received a B.A. in International Affairs from the Woodrow Wilson School at Princeton University and an M.B.A. from the Harvard Business School.  Mr. Niehaus has substantial experience in investment banking and financial services, and has served as a director of numerous companies.  He is familiar with and has designed complex capital structures.

Marc J. Ostro, Ph.D., age 60, has served as one of our Directors since October 2002.  Since February 17, 2006, Dr. Ostro has served as a General Partner in Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies and, in certain cases, medical device, diagnostic and drug discovery technology companies.  Previously, from January 2002 to February 2006, Dr. Ostro was a partner at TL Ventures, L.P., a Pennsylvania-based venture capital firm. Immediately prior to that, Dr. Ostro was a private consultant to the biotechnology industry since May 2000.  From November 1997 to May 2000, he was Senior Managing Director and Group Leader for KPMG Life Science Corporate Finance (Mergers and Acquisitions).  In 1981, Dr. Ostro co-founded The Liposome Company, a biotechnology company.  Dr. Ostro received a B.S. in Biology from Lehigh University, a Ph.D. in Biochemistry from Syracuse University, and was a Postdoctoral Fellow and Assistant Professor at the University of Illinois Medical School.  Dr. Ostro brings to the Board significant experience with complex capital structures and related issues and with assisting companies with strategic allocation of capital resources.

Jonathan J. Palmer, age 66, has served as one of our Directors since November 2003.  Since November 2005, Mr. Palmer has served as President and Chief Executive Officer of FSV Payment Systems, a leading prepaid debit issuer and processor.  From 1999 to October 2003, Mr. Palmer served as President and Chief Executive Officer of Vital Processing Services.  From 1996 to 1999, he served as President and CEO of Wellspring Resources, an outsourced benefits administrator.  From 1990 to 1996, Mr. Palmer was the Chief Retail Banking and Technology Executive at Barnett Banks, where he created Barnett Technologies, an outsourced services firm offering a wide range of back office functions for banks.  Prior to joining Barnett Banks, he was an Executive Vice President with Shearson Lehman Brothers, and held a number of roles at Fidelity Bank in Philadelphia, succeeding to Vice Chairman in the late 1980s.  Mr. Palmer received a B.S. in Applied Mathematics from LaSalle University, and an M.B.A. from the Wharton School of the University of Pennsylvania.  Mr. Palmer brings to our Board substantial experience in our industry, having served as Chief Executive Officer of several companies in the payment processing industry.  Because of such experience, we believe that Mr. Palmer has a deep understanding of many of the strategic and operational issues we face and provides useful insight to our Board as we review our strategic initiatives.

George F. Raymond, age 72, has served as one of our Directors since March 2004.  Mr. Raymond has served as President of Buckland Corporation, a consulting company to the information technology industry, since 1989. Previously, Mr. Raymond was Chief Executive Officer of Automatic Business Centers, Inc., a payroll processing company he founded in 1972 and sold to Automatic Data Processing Corporation in 1989.  Mr. Raymond is a director of Analytical Graphics, Inc., a privately held software solutions provider, and NationsHealth, a health care provider.  Mr. Raymond received a B.B.A. in Accounting from the University of Massachusetts and qualified as a C.P.A. in Pennsylvania.  Because of his extensive experience as a financial expert and as a consultant to the information technology industry, we believe that Mr. Raymond is able to provide valuable input into our financial affairs, as well as other matters; in particular, his prior career as an executive with payroll companies provides deep perspectives on our opportunities and challenges in Heartland Payroll Company.

Richard W. Vague, age 54, has served as one of our Directors since May 2007.  Since 2007, Mr. Vague has served as Chief Executive Officer and Co-Founder of Energy Plus, a Philadelphia-based, progressive, independent Energy Service Company (ESCO).  Immediately prior to that, Mr. Vague served as the Chief Executive Officer of Barclays Bank Delaware, a financial institution and credit card issuer, since December 2004.  Previously, Mr. Vague was Chief Executive Officer of Juniper Financial, a direct consumer credit card bank, since he co-founded that company in 2000 ; the company was sold to Barclays Bank Delaware in 2004.  From 1985 to 2000, Mr. Vague was the co-founder, Chairman and Chief Executive Officer of First USA.  He also served for a period as Chairman of Paymentech, the merchant processing subsidiary of First USA.  In 1997, Bank One acquired First USA.  Mr. Vague serves as a Director of Barclays Bank Delaware.  Mr. Vague received a B.S. in communication from the University of Texas at Austin.  Mr. Vague has served as a Chief Executive Officer and corporate Chairman in our industry for more than 20 years, which gives him an understanding of many of the strategic and operational issues we face.

There are no family relationships among any of the Company’s directors or executive officers.

Information Concerning the Board of Directors

Under our Certificate of Incorporation and Bylaws, the Board of Directors determines the number of directors on the Board.  We currently have seven (7) Directors. The Board of Directors held 16 meetings during the fiscal year ended December 31, 2009.  Each of our Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and relevant committees held during fiscal year 2009.

It is our policy to encourage directors to attend our annual meetings of stockholders.  All of our Directors attended our 2009 annual meeting of stockholders.

The Board of Directors has determined that the following Directors are “independent” under current New York Stock Exchange (“NYSE”) rules: Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D., Jonathan J. Palmer, George F. Raymond and Richard W. Vague.  To be considered independent our Directors must meet the bright-line independence standards under the listing standards of the NYSE, and the Board of Directors must affirmatively determine that the Director otherwise has no material relationship with us, directly, or as an officer, shareowner or partner of an organization that has a relationship with us.

Robert O. Carr serves as Chairman at meetings of the Board of Directors.  The Chairman of our Nominating and Corporate Governance Committee, Dr. Ostro, presides over executive sessions of our non-management Directors.  During fiscal year 2009, three (3) executive sessions of our non-management Directors were held.  The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

For additional information on our corporate governance, including the charters approved by the Board of Directors for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines, please visit our investor relations website at www.heartlandpaymentsystems.com.  Printed copies of this information may be obtained by requesting copies from our Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.

Board Leadership Structure and Board’s Role in Risk Oversight

Robert O. Carr has served as Chairman of the Board of Directors and Chief Executive Officer since our inception in June 2000.  The Board of Directors believes that Mr. Carr’s service as both Chairman of the Board of Directors and Chief Executive Officer is in our best interests and the best interests of our stockholders.  This Board leadership structure is commonly utilized by public companies in the United States, and we believe that this Board leadership structure has been effective for us.  Mr. Carr possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus best positioned to develop agendas that ensure that our Board’s time and attention are focused on the matters that are most critical to us.  We believe this eliminates the potential for duplication of efforts and inconsistent actions.  Additionally, having one person serve as both Chairman of the Board of Directors and Chief Executive Officer shows our employees, customers, stockholders and other constituencies that we are under strong and decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently.

While our Bylaws and Corporate Governance Guidelines do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be filled by the same person, our Board of Directors believes that having Mr. Carr fill both positions is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through the Audit Committee of the Board of Directors, as disclosed in the description of the Audit Committee below and in the charter of the Audit Committee, but our full Board of Directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by the Audit Committee chair regarding the Audit Committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company, as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Board Committees

Audit Committee.  Our Audit Committee is solely responsible for the appointment of and reviewing fee arrangements with our independent registered accounting firm, and approving any non-audit services by our independent registered accounting firm. (See the section entitled, “Principal Accountant Fees and Services” below).  Our Audit Committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent registered accounting firm.  Our Audit Committee reviews our major financial risk exposures with management. Our Audit Committee currently consists of Messrs. Palmer and Raymond and Dr. Ostro, each of whom is an independent director under current NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is chaired by Mr. Raymond.  We believe that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our consolidated financial statements.  Our Board of Directors has determined that Mr. Raymond is an Audit Committee ‘‘financial expert’’ as defined in Item 407(d)(5) of Regulation S-K.  Our Audit Committee held five (5) meetings during fiscal 2009.

Compensation Committee. Our Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits of our named executive officers and Directors, evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives, administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters, and administering our equity compensation plans.  Our Compensation Committee currently consists of Messrs. Hollin, Niehaus and Palmer, each of whom is an independent director under current NYSE rules.  Mr. Niehaus serves as chairman of our Compensation Committee.  Our Compensation Committee held three (3) meetings during fiscal 2009.

Our Chief Executive Officer conducts performance reviews of members of executive management and, except with respect to himself,  makes recommendations to the Compensation Committee on compensation, including wage increases, bonuses and equity grants, based on the Company’s overall performance and his assessment of the individual’s responsibilities and performance.  The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the compensation for members of executive management, including our Chief Executive Officer.  For the fiscal year 2009, the Compensation Committee engaged the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”) to review our compensation structure as more fully described in the section entitled “Compensation Discussion and Analysis” below.  FW Cook does not provide any other services to us or our affiliates.

For additional disclosure on our compensation of our named executive officers see the section entitled “Compensation Discussion and Analysis” below.

Nominating/Corporate Governance Committee.  Our Nominating/Corporate Governance Committee makes recommendations to the Board of Directors concerning nominations to the Board, including nominations to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors).  The Nominating/Corporate Governance Committee will consider nominees for our Board of Directors nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees in accordance with our Bylaws.  This Committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies.  Our Nominating/Corporate Governance Committee currently consists of Mr. Raymond and Dr. Ostro, each of whom is an independent director under current NYSE rules. Dr. Ostro serves as chairman of our Nominating/Corporate Governance Committee. Our Nominating/Corporate Governance Committee did not hold any meetings during fiscal 2009 but did act by unanimous written consent once.

Communication with Directors

Stockholders who wish to communicate with the entire Board of Directors, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling Charles Kallenbach, our General Counsel, Chief Legal Officer and Corporate Secretary, at 609-683-3831, extension 2224 or by mail c/o Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, 2nd Floor, Princeton, New Jersey 08542.  Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as spam, job inquiries, business solicitations or product inquiries.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

Our Board of Directors has also adopted policies designed to allow stockholders and other interested parties to communicate directly with our Directors. Any interested party that wishes to communicate directly with the Board or any Director or the non-management Directors as a group should send communications in writing to Chairman of the Audit Committee (currently George F. Raymond), c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.  The mailing envelope must contain a clear notation indicating that the enclosed letter is “Stockholder/Interested Party – Non-Management Director Communication,” “Stockholder/Interested Party – Board Communication,” “Stockholder/Interested Party – Audit Committee Communication” or “Stockholder/Interested Party – Director Communication,” as appropriate.  All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, a committee of the Board or certain specified individual Directors.  Copies of all such letters will be circulated to the appropriate Director or Directors.  There is no screening process in respect of communications from stockholders or other interested parties which are sent in such manner.  Interested parties may also call Mr. Raymond with such concerns at (239) 948-9453 or (856) 235-8379.  The information for communicating with the Audit Committee and non-management Directors is also available in the Corporate Governance Guidelines which are located in the investor relations section of our website, www.heartlandpaymentsystems.com.

Director Compensation

In 2009, members of the Board of Directors who were not our employees received annualized retainers at the rate of $20,000.  Mr. Carr, as an employee of the Company, did not receive compensation for his service on the Board of Directors.  The chair of the Audit Committee, Mr. Raymond, received an additional annualized retainer at the rate of $15,000.  The chairs of our Compensation Committee and Nominating/Corporate Governance Committee, Mr. Niehaus and Dr. Ostro, respectively, each received an additional annualized retainer at the rate of $5,000. In addition, all members of the Board of Directors who were not our employees received $1,500 for each board meeting attended in person and $1,000 for each committee meeting attended in person.  Any new non-employee Director who has not been in our prior employ will receive an initial option to purchase 10,000 shares of our Common Stock on the date such individual joins the Board of Directors.  These options will vest over a period of two (2) years.  In addition, beginning after the third anniversary of the date a non-employee Director joins the Board, each such non-employee Director will receive an annual grant of a vested option to purchase 5,000 shares of our Common Stock in the fourth quarter of each calendar year.  See the section entitled, “Heartland Payment Systems, Inc. Amended and Restated 2008 Equity Incentive Plan” below.

Under these arrangements, we paid the members of the Board of Directors who are not our employees the following compensation during the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total Compensation ($)

Mitchell L. Hollin	$30,500	$39,800	$70,300
Robert H. Niehaus	$32,500	$39,800	$72,300
Marc J. Ostro, Ph.D.	$35,500	$39,800	$75,300
Jonathan J. Palmer	$30,500	$39,800	$70,300
George F. Raymond	$40,500	$39,800	$80,300
Richard W. Vague	$30,500	$39,800	$70,300

(1)	Amounts represent the aggregate fair value of stock options granted in 2009 as determined under SFAS No. 123R (ASC 718).

Options Granted to Directors in 2009

Name	Number of Securities Underlying Options Granted (#)	Exercise Price	Grant Date	Expiration Date	Grant Date Fair Value of Stock and Option Awards (1)

Mitchell L. Hollin	5,000	$ 8.88	5/11/2009	5/11/2014	$17,350(2a)
	5,000	$12.16	11/6/2009	11/6/2014	$22,450(2b)
Robert H. Niehaus	5,000	$ 8.88	5/11/2009	5/11/2014	$17,350(2a)
	5,000	$12.16	11/6/2009	11/6/2014	$22,450(2b)
Marc J. Ostro, Ph.D.	5,000	$ 8.88	5/11/2009	5/11/2014	$17,350(2a)
	5,000	$12.16	11/6/2009	11/6/2014	$22,450(2b)
Jonathan J. Palmer	5,000	$ 8.88	5/11/2009	5/11/2014	$17,350(2a)
	5,000	$12.16	11/6/2009	11/6/2014	$22,450(2b)
George F. Raymond	5,000	$ 8.88	5/11/2009	5/11/2014	$17,350(2a)
	5,000	$12.16	11/6/2009	11/6/2014	$22,450(2b)
Richard W. Vague	5,000	$ 8.88	5/11/2009	5/11/2014	$17,350(2a)
	5,000	$12.16	11/6/2009	11/6/2014	$22,450(2b)

(1)
Amounts represent the aggregate fair value of stock options granted in 2009 as determined under SFAS No. 123R (ASC 718).  Under SFAS No. 123R (ASC 718), we estimate the grant date fair value of the stock options we issue using a Black-Scholes valuation model for “plain-vanilla” stock options and performance-based stock options, and we use a lattice valuation model to measure grant date fair value for stock options containing market vesting conditions. Our assumption for expected volatility is based on our historical volatility for those option grants whose expected life fall within a period we have sufficient historical volatility data related to market trading of our own Common Stock. For those option grants whose expected life is longer than we have sufficient historical volatility data related to market trading of our own Common Stock, we determine an expected volatility assumption by referencing the average volatility experienced by a group of our public company peers.  For plain-vanilla stock options, we estimate the expected life of a stock option based on the simplified method as provided by the staff of the SEC in Staff Accounting Bulletins 107 and 110 (ASC 718-10-S99). The simplified method is used because, at this point, we do not have sufficient historical information to develop reasonable expectations about future exercise patterns.  For the performance-based options, the expected life is estimated based on the average of three possible performance condition outcomes.  Our dividend yield assumption is based on dividends expected to be paid over the expected life of the stock option. Our risk-free interest rate assumption for stock options granted is determined by using U.S. treasury rates of the same period as the expected option term of each stock option.

(2)	The fair value of options granted shown below was estimated at the grant date using the following weighted average assumptions:

	(a)	(b)
Fair Value of Each Option	$3.47	$4.49
Expected volatility	52%	60%
Expected life	3.75 years	2.5 years
Expected dividends	0.50%	0.40%
Risk-free interest rate	1.60%	1.13%

Director Options Outstanding at December 31, 2009

Number of Stock Options
Name	Outstanding

Mitchell L. Hollin	30,000
Robert H. Niehaus	30,000
Marc J. Ostro, Ph.D.	60,000
Jonathan J. Palmer	30,000
George F. Raymond	30,000
Richard W. Vague	25,000

Director Nomination

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that: at least a majority of the Directors are independent under the rules of the SEC and the NYSE, members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of the NYSE and at least one (1) of member of our Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.  Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties.  For more information on the qualifications, attributes, skills and other biographical information of each of our nominees for Director, see “Information Concerning Directors and Nominees” above.

Stockholder Nominees.  The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director.  Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o our Corporate Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2010 Annual Meeting.”  No director nominations were submitted by stockholders for the 2010 Annual Meeting.

Process for Identifying and Evaluating Nominees.  The Nominating/Corporate Governance Committee believes we are well served by our current Directors.  In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will recommend that the Board of Directors re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors.  If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm.  The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references.  In addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee.  Candidates meriting serious consideration will meet with all members of the Board.  Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Since becoming a public company, we have never received a proposal from a stockholder to nominate a Director.  Although the Nominating/Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.  No formal policy regarding stockholder nominees has been implemented because there has never been a proposal from a qualifying stockholder to nominate a Director.

Board Nominees for the 2010 Annual Meeting.  Robert O. Carr, Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D., Jonathan J. Palmer, George F. Raymond, and Richard W. Vague are the nominees listed in this Proxy Statement, and each such person is a current Director standing for re-election.

Vote Required

If a quorum is present, the affirmative vote of a plurality of the shares of Common Stock present or represented by valid proxies at the Annual Meeting and entitled to vote on the matter is required for the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTEFOR APPROVAL OF
ROBERT O. CARR, MITCHELL L. HOLLIN, ROBERT H. NIEHAUS, MARC J. OSTRO, PH.D.,
JONATHAN J. PALMER, GEORGE F. RAYMOND, AND RICHARD W. VAGUE FOR ELECTION TO
THE BOARD OF DIRECTORS.

PROPOSAL NO. 2.

APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF HEARTLAND PAYMENT SYSTEM, INC.’S 2008 EQUITY INCENTIVE PLAN

General

The Compensation Committee of the Board of Directors and the Board of Directors have approved and adopted an amendment and restatement of the 2008 Equity Incentive Plan (the “2008 Plan”), subject to stockholder approval at the Annual Meeting.  The amendment and restatement of the 2008 Plan has been adopted by the Board of Directors and proposed to the stockholders because the 2008 Plan has a limited number of shares remaining for issuance.

Vote Required

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 2.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR adoption of the amended and restated 2008 Plan.

Purpose of the Amended and Restated 2008 Plan

The Board of Directors believes that an increase in the shares of common stock available for awards under the 2008 Plan is necessary in order to permit us to continue our practice of granting stock awards to attract, retain and motivate the best available talent for the successful conduct of our business in responding to changing circumstances over time.

Under the New York Stock Exchange rules, we are required to obtain stockholder approval of the amendment and restatement of the 2008 Plan.  Stockholder approval of the amendment and restatement also will permit us to continue to grant “incentive stock options” eligible for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Finally, stockholder approval will constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Code Section 162(m) of may be based under the 2008 Plan; (ii) the annual per participant limit of 1,812,500 shares (3,625,000 in the case of a new hire) of common stock underlying stock options and stock appreciation rights that may be granted under the 2008 Plan; (iii) the annual per participant limit of 671,296 shares (1,342,592 in the case of a new hire) of common stock for grants of restricted stock or other stock awards payable in shares of common stock other than stock options and stock appreciation rights; (iv) the annual per participant limit of $9,000,000 for grants of performance-based cash bonuses (“cash awards”); and (v) the classes of employees eligible to receive awards under the 2008 Plan.

The amended and restated 2008 Plan will be effective on the date of stockholder approval at the Annual Meeting.  If our stockholders do not approve the amended and restated 2008 Plan, the provisions of the 2008 Plan prior to the amendment and restatement will continue in effect.

The principal amendments to the 2008 Plan made by the amendment and restatement are as follows:

•           Increase, effective as of January 1, 2010, in the share reserve available for awards from 1,058,781 to 7,700,000 shares;

•           Decrease from 2.7 to 1.9 the number of shares by which each share subject to an award, other than an option or stock appreciation right, granted after December 31, 2009 reduces the available share reserve;

•           Decrease from 2.7 to 1.9 the number of shares by which each share subject to an award, other than an option or stock appreciation right, that after December 31, 2009 expires, is cancelled, is settled in cash, or terminates, increases the available share reserve;

•           Clarification that options and stock appreciation rights may only be transferred for estate planning purposes, to the extent permitted by the Administrator (as defined below), to certain family members of a participant, trusts for the benefit of the participant and/or family members and to other entities owned by the participant and /or family members;

•           Requirement that any dividends or dividend equivalents on stock awards that vest based on the achievement of performance criteria may not be paid unless and until the stock award is earned; and

•           Extension of the term of the 2008 Plan until May 14, 2020 (i.e., the tenth anniversary of the Annual Meeting).

We have followed a responsible approach to equity-based compensation in the past. As shown in the following table, our three-year average annual burn rate has been 2.36%, well below the RiskMetrics Group burn rate threshold of 5.47% applied to our industry.  A burn rate is the number of non-performance based awards granted and performance based awards earned divided by the weighted average number of shares outstanding for such year.

	Options Granted	RSUs/RSAs Granted	Performance Options Earned (a)	Total	Weighted Average Common Shares Outstanding	Total Granted/ Weighted Average Common Shares Outstanding

2009	1,726,175	362,360	0	2,088,535	37,483,000	5.57%
2008	256,790	0	0	256,790	37,521,000	0.68%
2007	314,983	0	0	314,983	37,686,000	0.84%

(a) 465,000 of the price contingent options granted in 2009 will begin to vest only after the closing price of our common stock is $17.76 per share or more for 30 consecutive trading days and the remaining 465,000 price contingent options granted in 2009 will begin to vest only after the closing price of our common stock is $26.64 per share or more for 30 consecutive trading days.  Performance metrics for the 2,538,000 performance options granted in 2008 include consolidated net revenue growth at a compound annual growth rate of at least 15% and fully diluted EPS growth at compound annual growth rate of at least 25%.

We provide further information with respect to awards outstanding under the 2008 Plan as of December 31, 2009 below in this proxy statement under the heading “Equity Compensation Plan Information.”

Summary of the 2008 Plan

The following summary of the key provisions of the amended and restated 2008 Plan does not purport to be a complete description of all the provisions of the 2008 Plan as amended and restated, and is qualified in its entirety by the provisions of the amendment and restatement of the 2008 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Eligibility.  Employees (including executive officers), members of the Board of Directors, and consultants of Heartland and our affiliates may participate in the 2008 Plan as designated by the Administrator. Incentive stock options may be granted only to employees of Heartland or our subsidiaries.  We have approximately 3,055 employees, including five (5) named executive officers and employee directors, and six (6) non-employee directors.

Types of Awards.  The types of stock awards that will be available for grant under the 2008 Plan are:

•	incentive stock options;

•	nonstatutory stock options;

•	restricted stock bonus awards;

•	stock appreciation rights;

•	phantom stock units;

•	restricted stock units;

•	performance share bonus awards;

•	performance share units; and

•	performance cash bonuses

Share Reserve.  A total of 7,700,000 shares of our Common Stock are proposed to be reserved for issuance under the amended and restated 2008 Plan, minus (x) one (1) share for every one (1) share that is subject to outstanding options or stock appreciation rights granted under the 2008 Plan after December 31, 2009, and (y) one and nine tenths (1.9) shares for every one (1) share that is subject to restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit granted under the 2008 Plan after December 31, 2009.  Not more than 6,700,00 shares of Common Stock may be issued under the 2008 Plan pursuant to incentive stock options (the “ISO Limit”).

The share reserve shall not be reduced if we issue awards under the 2008 Plan in assumption of, or in substitution or exchange for, awards previously granted by an entity that we (or one of our subsidiaries) acquire.  Additionally, shares available under a pre-existing plan approved by the stockholders of an entity that we or any of our subsidiaries acquire or with which we or any of our subsidiaries combines (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such transaction) may be used by us for awards granted under the 2008 Plan and shall not reduce the share reserve; provided that the issuance of such awards shall comply in all cases with any applicable stock exchange listing requirements.

If after December 31, 2009 any shares covered by an award granted under the 2008 Plan or the Amended and Restated 2000 Equity Incentive Plan, or to which such award relates, are forfeited, or if an award has expired unexercised or has been terminated, cancelled or settled in cash, or we reacquire or repurchase unvested shares, then such shares shall revert to and become available for grant under the 2008 Plan in the following manner: (x) one (1) share for every one (1) share that was subject to a outstanding option or stock appreciation right, and (y) one and nine tenths (1.9) shares for every one (1) share that was subject to an outstanding restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit.  However, shares used by a participant to pay the exercise price of an option exercise or withholding taxes in respect of any award, shares subject to a stock appreciation right that are not issued when it is settled in shares on exercise and shares repurchased on the open market using option exercise proceeds shall not revert to or become available under the 2008 Plan.

Section 162(m) Limit.  In order that certain stock and cash awards granted under the 2008 Plan may continue to qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to our CEO and our other three most highly compensated executive officers at the end of the year (other than our CFO), the 2008 Plan limits awards that are intended to comply with Section 162(m) to any participant during any fiscal year to no more than 1,812,500 shares of common stock subject to options or stock appreciation rights, no more than 671,296 shares of common stock subject to grants of stock awards other than option or stock appreciation rights, and no more than $9,000,000 subject to cash awards in respect of performance-based awards (each such limit a “Section 162(m) Limit”).  However, new participants may receive a stock award covering up to an additional 1,812,500 shares of common stock subject to options or stock appreciation rights, and up to an additional 671,296 shares of common stock subject to stock awards other than option or stock appreciation rights, if such award is in connection with his or her initial service.  Among other things, the 2008 Plan sets out categories of performance criteria, which are discussed under the heading “Performance Based Awards” below, that may be used in issuing performance-based awards and permits the Board of Directors to grant performance-based awards that will meet the requirements of Section 162(m) in order to permit us to deduct the full value of any compensation granted to certain specified senior executives.

Administration of the 2008 Plan.  The Board of Directors, the Compensation Committee of the Board or a committee of officers or directors appointed by the Board (collectively, the “Administrator”) administers the 2008 Plan. To make grants to certain of our officers and key employees, the members of the committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.  References to the Administrator in this proposal include the Board, any committee of the Board and any directors or officers to whom the Committee properly delegates authority.

The Administrator has the authority to perform the following actions:

•	designate participants under the 2008 Plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, subject to the terms of the 2008 Plan;

•	interpret the 2008 Plan and establish, adopt or revise any rules and procedures to administer the 2008 Plan;

•	adopt such sub-plans and/or make such amendments to the terms of stock awards under the 2008 Plan as necessary or desirable for awards made to participants outside of the United States; and

•	make all other decisions and determinations that may be required under the 2008 Plan.

Adjustments Made by the Administrator under the 2008 Plan.  In the event of any change in the common stock subject to the 2008 Plan or subject to any award by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the class(es) and maximum number of securities subject to the 2008 Plan, the ISO Limit, and the Section 162(m) Limit shall be adjusted and then outstanding awards shall be appropriately adjusted in the class(es) and number of securities or other property subject to the awards, the price per share of the securities or other property subject to such awards, and any other affected terms of such awards.  The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.

Options.  The 2008 Plan provides that options shall have an exercise price that is at least equal to 100% of the fair market value of our common stock on the date the option is granted (with the exception of such adjustments as may be required or desirable under foreign law); provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of our common stock on the date the option is granted.  However, we may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by us of another company, or otherwise if done in a manner that satisfies the provisions of Section 424 of the Code.  To the extent permitted by law and as determined by the Administrator, an option holder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or by check or wire transfer, (2) pursuant to a “same day sale” program, (3) by the surrender of shares of common stock already owned by the option holder, (4) through a cashless “net exercise” arrangement (under which the participant will receive only the net shares after deduction of the number of shares with a fair market value equal to the exercise price), or (5) such other form of consideration permitted by applicable law as determined by the Administrator.  Options awarded under the 2008 Plan may be granted for terms of up to five (5) years.  Unless the option holder’s option agreement provides otherwise, in the event of the option holder’s termination of service, the option holder (or in the event of death, the holder’s beneficiary or successor) will have up to one month in the case of a voluntary termination, or three months in the case of an involuntary termination (other than for cause, and six months on account of disability or twelve months on account of death) to exercise vested options.  No option may be exercised after the expiration of its term.

Restricted Stock Bonuses and Performance Share Bonuses.  Restricted stock bonus awards and performance share bonus awards are grants of common stock not requiring any monetary consideration (other than payment of the par value of the shares of common stock to the extent required by law), but subject to restrictions, as determined by the Administrator.  Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met.  The vesting of restricted stock bonus awards will generally be based on the participant’s continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the Administrator.  In the event a participant’s continuous service terminates or a participant fails to meet service and/or performance criteria, all unvested shares as of the date of termination automatically will be reacquired by us at no cost to us.

Stock Appreciation Rights.  The Administrator may grant stock appreciation rights independently of or in connection with an option grant.  The base price per share of a stock appreciation right shall be at least 100% of the fair market value of our common stock on the date of grant.  However, we may grant stock appreciation rights with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by us of another company, or otherwise if done in a manner that satisfies the provisions of Section 424 of the Code.  Each stock appreciation right will entitle a participant upon exercise and redemption to an amount equal to (a) the excess of (1) the fair market value on the exercise or redemption date of one share of common stock over (2) the exercise or base price, times (b) the number of shares of common stock covered by the stock appreciation right being exercised or redeemed.  Payment shall be made in shares of common stock or in cash, or a combination of both, as determined by the Administrator.  No stock appreciation right will be exercisable or redeemable after five (5) years from the date of grant, and any stock appreciation rights granted in connection with an option will automatically have the same exercise price and associated term until expiration of the associated option.

Phantom Stock Units.  A phantom stock unit entitles the participant to receive the value of one share of common stock, redeemable upon terms and conditions set by the Administrator.  Distributions upon redemption of phantom stock units may be in shares of common stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Administrator.

Restricted Stock Units and Performance Share Units.  The Administrator may also award restricted stock units or performance share units, both of which entitle the participant to receive one share of common stock at the time the unit vests. For restricted stock units, vesting will generally be based on the participant’s continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the Administrator.  In the event a participant’s continuous service terminates or a participant fails to meet the predetermined performance criteria, all unvested shares of common stock subject to these awards as of the date of termination will be forfeited.

Performance Based Awards.  In connection with performance-based awards (other than stock options or stock appreciation rights) that are intended to satisfy the requirements of Section 162(m), each eligible participant’s stock or cash award will be based on one or more pre-established performance targets which, in the discretion of the Administrator, will be based on one or more of the following objective business criteria: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of our targets, critical processes and/or projects; (t) gross margins; (u) specified product sales; (v) inventory turns; (w) distributor, executive distributor and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.  However, the Administrator shall have the discretion to appropriately adjust its evaluation of performance against predetermined targets to account for, among other things, the effects of currency fluctuations and other extraordinary items.

The performance targets applicable to such stock or cash awards will be established in writing by the Administrator.  To the extent permitted under Section 162(m)(4)(C) of the Code, such performance targets may be established not later than ninety (90) days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Administrator actually establishes the performance targets; provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed.  Unless otherwise permitted under Section 162(m), no performance-based stock award which is intended to qualify as “qualified performance-based compensation” will be paid to a participant unless and until the Administrator makes a certification in writing with respect to the level of performance attained by us for the performance period to which such performance award relates.

If our stockholders approve the amendment and restatement of the 2008 Plan under this Proposal, in order to assure our continued ability to deduct awards made under the 2008 Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the 2008 Plan again in 2015.  The 2008 Plan also allows our Board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.

Dividends; Dividend Equivalents.  Any dividends or dividend equivalents provided with respect to (i) performance share bonus awards and performance share units and (ii) restricted stock bonus awards, phantom stock units and restricted stock units that vest based on the attainment of performance targets will be subject to the same vesting schedule as the underlying award, including continued employment and achievement of the performance targets.

No Repricing.  The 2008 Plan prohibits the repricing of stock options or stock appreciation rights awarded under the 2008 Plan, which includes reduction in exercise price, base price, or replacement of underwater options or stock appreciation rights with new options or stock appreciation right, with any other form of equity award or with cash.

Forfeiture of Awards.  To the extent set forth in an award agreement and in the discretion of the Administrator, in the event that a participant has engaged in “harmful conduct” (defined below) at any time during participant’s service with us or following termination, or participant’s service is terminated for cause, all outstanding stock awards may be forfeited in the discretion of the Administrator.  In addition, the Administrator retains the discretion to require the participant to repay to us the amount of certain gains that the participant realized from stock awards granted under the 2008 Plan, or forfeit and return to us unvested shares.  “Harmful conduct” as defined in the 2008 Plan means a breach in any material respect of an agreement not to reveal confidential information regarding our business operations, or to refrain from solicitation of our customers, suppliers or employees.

Transferability.  Options and stock appreciation rights granted under the 2008 Plan will not be transferable other than by will or by the laws of descent and distribution, unless the Administrator permits transfers for estate planning purposes to certain family members of the participant, family trusts, or other family-owned entities under such terms and conditions determined by the Administrator.

Change of Control.  In the event of a change of control, as defined in the 2008 Plan, other than dissolution, the Administrator may provide for the (1) assumption or continuation of any stock awards outstanding under the 2008 Plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation or redemption of an award or (4) any combination of the foregoing.  Furthermore, at any time the Administrator may provide for the acceleration of exercisability and/or vesting of an award.

Acceleration of Vesting on Death or Disability.  In the case of death or disability of an employee, or death of a member of the Board, any unvested awards (excluding performance-based awards) shall immediately become vested and exercisable (as applicable) in full.

Section 409A.  The American Jobs Creation Act of 2004 introduced Section 409A of the Code covering certain nonqualified deferred compensation arrangements.  Section 409A generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation.  Certain awards that may be granted under the 2008 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.  The 2008 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional taxes on the 2008 Plan participants under Section 409A of the Code.  The Administrator may amend the 2008 Plan and outstanding awards to preserve the intended benefits of awards granted under the 2008 Plan and to avoid the imposition of an additional tax under Section 409A.  In addition, no award under the 2008 Plan can be granted, deferred, paid out or modified under the 2008 Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant.  The Administrator may also permit awardees whom it selects to defer compensation payable pursuant to the terms of an award under the 2008 Plan.  Any such deferral arrangement will be in writing and must comply with Section 409A of the Code.

Amendment or Termination.  The Administrator may amend, suspend, or terminate the 2008 Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules.  The Administrator may not amend the 2008 Plan to permit the repricing of options or stock appreciation rights or to grant optionholders or holders of stock appreciation rights additional rights to transfer their awards without prior stockholder approval.  Further, no amendment to the 2008 Plan may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

Term.  The Board adopted the 2008 Plan, as amended and restated, on March 26, 2010, and the amended and restated 2008 Plan will become effective on the date it is approved by our stockholders.  Unless earlier terminated by the Administrator, the 2008 Plan will expire on the tenth anniversary of the date our stockholders approve the amendment and restatement of the 2008 Plan at the Annual Meeting or, if later, on the date any subsequent amendment that adds shares to the Plan is approved by stockholders.  No awards will be granted under the 2008 Plan after that date.  If the amended and restated 2008 Plan is not approved by our stockholders, the 2008 Plan as currently in effect will continue in accordance with its terms.  The 2008 Plan will expire on May 1, 2018 if the amended and restated 2008 Plan is not approved by our stockholders,

Tax Status of 2008 Plan Awards

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer.  The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein.  Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor.  The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

The following discussion of the U.S. federal income tax status of awards under the 2008 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws.  Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Nonqualified Stock Options and Incentive Stock Options.  No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option.  Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income as well as social security tax on the amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “spread”) at the time of exercise.  The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections.  The optionholder’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder.  Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares.  The optionholder’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.  Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.

The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above.  No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered.  The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder.  Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options.  However, the spread will be an “item of tax preference” which may give rise to “alternative minimum tax” liability at the time of exercise.  If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be.  Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option.  If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.

Other Awards.  Generally, we will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.  Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Accounting Treatment

We will recognize compensation expense in connection with awards granted under the 2008 Plan as required under the applicable accounting standards, including FASB Accounting Standards Codification Topic 718 (formerly referred to as FAS 123(R)).  We currently amortize compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.

New Plan Benefits

Because the grant of awards under the 2008 Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2008 Plan.  Accordingly, in lieu of providing information regarding benefits that will be received under the 2008 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2009: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Robert O. Carr, CEO and Chairman	$8.88	1,395,000	$8.88	265,000
Robert H.B Baldwin, Jr., President CFO	$8.88	95,300	$8.88	26,000
Charles H.N. Kallenbach, GC, Chief Legal Officer and Secretary	$8.88	40,000	$8.88	15,000
Sanford C. Brown, Chief Sales Officer	$8.88	65,000	$8.88	15,000
Steven M. Elefant, Chief Information Officer	$10.05	70,000	—	—
All current executive officers, as a group	$8.93	1,665,300	$8.88	321,000
All current directors who are not executive officers, as a group	$10.52	60,000	—	—
All current employees who are not executive officers, as a group	$9.59	930,875	$10.97	41,360

On April 19, 2010, the closing price of our Common Stock, as reported on the New York Stock Exchange, was $18.68 per share.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares of Common Stock present or represented by valid proxies at the Annual Meeting and entitled to vote on the matter is required for the amendment and restatement of the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR AMENDMENT AND RESTATEMENT OF THE 2008 PLAN.

PROPOSAL NO. 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP to continue to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  We are asking our stockholders to ratify this appointment.  If ratification by the stockholders of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not obtained, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.  See – “”Principal Accountant Fees and Services” for the aggregate audit fees, audit-related fees, tax fees and all other fees paid by us to Deloitte & Touche in 2008 and 2009.

Vote Required

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by valid proxies at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2010

REPORT OF THE AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to oversee our financial reporting process on behalf of the Board of Directors, to review our financial statements, appoint, review and approve fee arrangements with our independent accountants, and to report the results of the Audit Committee’s activities to the Board of Directors.

Our management has the primary responsibility for the financial statements and financial reporting process, including the systems of internal control.  Our independent accountants, Deloitte & Touche LLP, are responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon.  The Audit Committee has reviewed and discussed with management and the independent accountants our audited financial statements as of and for the year ended December 31, 2009.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountants their independence.  In addition, the Audit Committee has considered the compatibility of non-audit services with the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:
George F. Raymond, Chairman
Marc J. Ostro, Ph.D.
Jonathan J. Palmer

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth information regarding our executive officers as of December 31, 2009.

Name	Age	Position
Robert O. Carr	64	Chairman of the Board and Chief Executive Officer
Robert H.B. Baldwin, Jr.	55	President and Chief Financial Officer
Sanford C. Brown	38	Chief Sales Officer
Charles H.N. Kallenbach	46	General Counsel, Chief Legal Officer and Secretary
Steven M. Elefant	51	Chief Information Officer

Robert O. Carr, age 64, has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000.  Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our Company became effective.  Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997.  Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years.  Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.

Robert H.B. Baldwin, Jr., age 55, has served as our Chief Financial Officer since our inception in October 2000 and has served as our President since October 2007. Mr. Baldwin had been Chief Financial Officer and Secretary of our predecessor, Heartland Payment Systems LLC, from May 2000 to October 2000.  From July 1998 to May 2000, Mr. Baldwin served as the Chief Financial Officer of COMFORCE Corp., a publicly-traded staffing company.  From 1985 through July 1998, Mr. Baldwin was a Managing Director in Smith Barney’s Financial Institutions advisory business and from 1980 to 1985, he was a Vice President with Citicorp.  Mr. Baldwin received a B.A. in History from Princeton University and an M.B.A. from Stanford University.

Sanford C. Brown, age 38, has served as our Chief Sales Officer since January 2, 2006.  Prior to accepting this role, Mr. Brown served as our Senior Vice President of Sales Management and was responsible for our sales infrastructure, sales policy, and formulating business development strategies.  From late 2000 to 2003, Mr. Brown, served as our Senior Vice President of Hospitality Marketing and was responsible for strategies to develop and acquire relationships with trade associations nationally.  Mr. Brown has served in a variety of other sales and sales management positions since joining our predecessor in 1997, including District, Division, Regional and Vice President positions.  Mr. Brown attended Northern Arizona University where he studied Marketing.

Charles H.N. Kallenbach, age 46, has served as our General Counsel and Chief Legal Officer since January 2, 2007 and our Secretary since January 17, 2007.  From February 2004 through December 2006, Mr. Kallenbach was senior Vice President, Legal and Regulatory and Secretary for SunCom Wireless Holdings Inc., an NYSE-listed wireless communications company that was acquired by T-Mobile.  From September 2001 to January 2004, Mr. Kallenbach was Vice President and General Counsel for Eureka Broadband Corporation.  From January 2000 to September 2001, he was Vice President, General Counsel and Secretary, as well as Vice President of Human Resources for 2nd Century Communications.  From April 1996 to January 2000, Mr. Kallenbach was Vice President Legal and Regulatory Affairs for e.spire Communications, Inc.  Prior to that, he practiced law with Jones Day and Swidler & Berlin from November 1990 to April 1996.  He also served as Legislative Assistant to United States Senator Arlen Specter from June 1985 to July 1987.  Mr. Kallenbach holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctor from the New York University School of Law.

Steven M. Elefant, age 51, has served as our Chief Information Officer since August 2009.  From January 2009 to August 2009, Mr. Elefant served as our executive director of end-to-end encryption focusing on developing point-of-sale products and executing our E3™ security platform that encrypts cardholder data from the point of swipe/entry at a merchant location through the payments processing network and to the card brands.  From November 2008 to January 2009, Mr. Elefant served as a consultant to us to bring our Software as a Service (SaaS) applications to our merchant base.  Mr. Elefant was the founder of several Silicon Valley startup and venture capital firms. He is co-founder and served as the chief executive officer from 1988 to 1996 and Chairman in 1997of ICVerify, Inc., a leader in payments processing integration of PC-based POS software. Mr. Elefant has been an active member of the U.S. Secret Service

Electronic Crimes Task Force for more than six years, as well as the Federal Bureau of Investigation’s Infragard Electronic Crimes Task Force for the past five years.  Mr. Elefant received a Bachelor of Arts, Political Science from the University of California, Los Angeles (UCLA).

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides the principles and objectives underlying our executive compensation policies and the most significant factors relevant to an analysis of these policies and provides information about the fiscal year 2009 compensation programs for our named executive officers.

Compensation Objectives

The primary objective of our compensation program is to provide our named executive officers with strong incentives to drive our growth and profitability, while achieving a successful balance between near-term performance and our long-term success.  The Board of Directors and the Compensation Committee observe that while our stock price is not controllable by our management, an incentive structure that encourages superior short-term performance (relative to the industry, and the overall equity market) while also focusing attention on investing for long-term growth is most likely to result in our stock outperforming the broad equity markets, such as the Dow Jones Industrial Average and the S&P 500 over both the near- and long-term.  Ultimately, it is that outperformance of our stock (measured as the total return, inclusive of dividends) that is most important to our stockholders and the compensation objectives are thus intended to focus management on that outcome.

The compensation program adopted by the Board of Directors and the Compensation Committee is designed to align individual compensation with our growth and profitability, our near-term performance relative to our industry, our long term success in creating stockholder value and the market for our executive talent.  This is done using a mix of “at risk” annual short-term incentive cash compensation, balanced by performance-based long-term equity incentives.

The factors we consider in setting executive compensation levels are:

1.	Performance (short-term and long-term results against our budgets and established performance objectives);

2.	Overall cost (relative to budget and our overall financial position);

3.	Relative internal value of positions;

4.	Retention factors;

5.	Regulatory guidelines (for example, Internal Revenue Code Section 162(m)); and

6.	Compensation data regarding an executive’s historical compensation compared to executives’ compensation at selected comparable companies.

Elements of Compensation

The elements of our compensation program include the following:

•	wages (salary);

•	annual incentive cash compensation;

•	stock incentive programs (stock options, restricted stock units, etc.); and

•	severance arrangements.

We choose to pay each element, in large part, for the following reasons:

•	Wages: Salary provides guaranteed cash compensation to secure the services of our executive talent.

•
Annual Incentive Cash Compensation:  Our named executive officers are eligible to receive annual incentive cash compensation in order to reward and incentivize our short-term financial and operating performance.  Such rewards may be unrelated to share price performance for the applicable period (either absolute or relative), because the equity markets’ performance on a short-term basis can diverge significantly from our actual financial and operating performance.

•
Stock Incentive Programs:  Providing named executive officers with the opportunity to create significant wealth through stock ownership is viewed as a powerful tool to attract and retain highly qualified executives, to achieve strong long-term stock price performance and to help align our executives’ interests with our stockholders’ interests.

•
Severance:  Most of our named executive officers were provided with severance packages in consideration for delivering to us a non-competition/non-solicitation agreement.  We believe the severance package enhances the enforceability of the non-competition/non-solicitation agreement.  The Board of Directors believes that such agreements serve to reduce the likelihood that competitors will seek to hire our named executive officers who have significant knowledge about our operations and short- and long-term strategies.  New named executive officers may be offered a severance package to the extent that it is a necessary part of the employment offer, recognizing that the new executive is joining a team with members who have such a package.  In addition, we believe the severance arrangements provide a valuable retention tool for our named executive officers.

•
Other Benefits:  Named executive officers do not participate in any retirement or pension plan other than our standard 401(k) plan because participation in the long-term appreciation in the value of our stock is expected to provide significant retirement value if we perform.  Named executive officers also participate in various medical, dental, life, and disability programs offered by us  to employees at large.

Determining Executive Compensation

It is the responsibility of the Compensation Committee to administer our compensation programs and practices to ensure that they are in line with our compensation objectives.  2009 was a difficult year for our Company.  The ongoing global recession represented a difficult business environment for us.  The processing system intrusion, which was discovered and publicly announced in early 2009, as well as the costs of defending our Company in various intrusion-related matters, negatively impacted our 2009 financial performance and raised numerous and significant unanticipated challenges for our executive officers.  Furthermore, and compounding these issues, Mr. Carr, our Chief Executive Officer, was also forced in a margin call to dispose of all of his shares of our common stock in 2009.  Our compensation decisions for 2009 were all determined against this backdrop of surprising and difficult business conditions, and, therefore, in many instances, represented a diversion from past years’ practices.  Due to these adverse conditions, the price of our common stock began the year on January 2, 2009 at $18.00 per share, but fell to a low of $3.78 per share on March 9, 2009.  By the end of 2009, however, based largely on the efforts of our named executive officers responding to the significant challenges posed by these circumstances,  our stock price had recovered to $13.13 per share by December 31, 2009.  Through the course of the year, our named executive officers contributed substantially to the accelerated development of our end-to-end encryption technology, or E3, made significant strides in resolving claims and litigation associated with the intrusion (including entering into settlements on terms deemed acceptable and attractive to us with American Express and with respect to cardholder class action claims, and securing the dismissal of the securities class action claim that had been asserted against us), the launch of our aggressive communication effort with our merchant clients to mitigate the impact of intrusion-related attrition, the successful reaffirmation of our processing system as compliant with the Payment Card Industry Data Security Standard (“PCI DSS”), and the formation and growth of the Payments Processing Information Sharing Council (which fosters information sharing on data security within the payments processing community).

For the fiscal year 2009, the Compensation Committee engaged the services of an independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”) to review our compensation structure.  FW Cook reports to the Compensation Committee and does not perform any other work for the Board of Directors or our Company besides advising on executive compensation matters.  In light of the challenges facing us resulting from the previously announced intrusion of our processing system, the current macro-economic and prevailing market conditions and the significant reduction of equity ownership suffered by our Chief Executive Officer as a result of the previously announced forced sales of all of his shares of our common stock through margin calls by his lender, the Compensation Committee directed FW Cook to review and recommend changes to our compensation structure and philosophy in 2009.  The results of this review and changes implemented at FW Cook’s recommendation are described throughout this Compensation Discussion and Analysis.

The Compensation Committee, with FW Cook, developed a peer group of companies, identifying other publicly-traded U.S.-based companies in the “Software and Services” S&P GICS group with revenue sizes between one-quarter and four time’s our revenues.  Based on these objective factors, the peer group of companies used for fiscal year 2009 market comparisons was comprised of the following companies:

ACI Worldwide	Acxiom	Convergys

CSG Systems	Euronet Worldwide	Genpact

Global Cash Access	Global Payments	GSI Commerce

Jack Henry	Mantech International	Maximus

Micros Systems	Moneygram International	Sykes Enterprises

Total Systems Services	Verifone Holdings	Wright Express

From 2008 to 2009, FW Cook added Genpact, GSI Commerce, Micros Systems and Total Systems Services to our peer group and eliminated eFunds, Cybersource, DealerTrak Holdings, TNS and Ultimate Software from our peer group because these companies no longer met the selection criteria for this group.  FW Cook also developed a secondary peer group which was used for measuring the range of possible equity awards granted to our Chief Executive Officer.  This secondary peer group is described later in this Compensation Discussion and Analysis.

While we do not directly tie our named executive officers’ compensation to the compensation of our peers’ executives, FW Cook’s comparisons and analysis served as a reference point both to examine compensation for 2009 and on which to base changes to compensation figures and programs in 2009.  As noted above, FW Cook also reviewed and assisted us in changing our compensation philosophy with respect to our executive officers.  As part of this review, FW Cook examined the overall compensation packages of each of our named executive officers in order to identify long-term incentive alternatives to motivate and retain each of our named executive officers and to increase their salaries to competitive levels.  A major reason for these recommendations was that the substantial decline in our stock price in late 2008 through mid 2009 due to macro-economic conditions and the processing system intrusion, had the effect of reducing and/or eliminating the value of our named executive officers’ equity awards.

Historically, the high value of existing equity ownership of our named executive officers was the primary reason that their cash compensation was set below the median of their counterparts of our peer group, but in consultation with FW Cook, we decided to change the compensation philosophy to reflect a more balanced and market-driven approach.  This change required higher salaries and bonus opportunities due to pre-existing shortfalls.  Concurrent with this change in approach was a desire to provide sufficient equity awards to retain and incentivize the named executive officers, who were and are viewed as critical to our turnaround.  The Compensation Committee considered FW Cook’s suggestions for each of the named executive officers and (other than with respect to our Chief Executive Officer) discussed them with our Chief Executive Officer.  The recommendations for the Chief Executive Officer were developed by the Compensation Committee during executive sessions with FW Cook.  Following these changes to the compensation of our named executive officers resulting from these discussions, based on data prepared by FW Cook, our named executive officers’ total cash compensation, generally fell around the median, but no higher than the 75th percentile compared to executive officers of our peer group companies with similar job titles and/or job responsibilities.

Heartland Payment Systems				Peer Group			Percentage
Executive	2009 Actual Wages	2009 Target Bonus	2009 Target Cash Compens- ation	Median Salary	Median Target Bonus	Target Cash Compen- sation	Heartland Payment Systems Executives’ 2009 Target Compensation Above/(Below) the Median
Robert O. Carr	$715,000	$715,000	$1,430,000	$646,000	100%	$1,254,000	12.3%
Robert H.B. Baldwin, Jr.	$429,982	$214,991	$644,973	$428,000	66%	$707,000	(9.6%)%
Charles H.N. Kallenbach	$350,000	$175,000	$525,000	$325,000	54%	$518,000	1.3%
Sanford C. Brown	$368,960	(a)	$368,960	$342,000	58%	$571,000	(54.8)%
Steven M. Elefant	$195,785	$195,785	$391,570	(b)	(b)	(b)	(b)

(a) Mr. Brown was not eligible for a bonus as his entire compensation consisted of wages in 2009.

(b) Not included in 2009 study.

The following are the elements of 2009 compensation as set by the Compensation Committee:

Wages:  Wages for our named executive officers are generally based on the executive’s specific areas of accountability as well as market competitiveness and budget considerations.  Robert O. Carr, our Chairman and Chief Executive Officer, and Robert H.B. Baldwin, Jr., our President and Chief Financial Officer, are each accountable for the financial performance of our entire Company.  Charles H.N. Kallenbach, our General Counsel, Chief Legal Officer and Secretary, is accountable for our compliance with regulatory requirements and legal affairs.  Sanford C. Brown, our Chief Sales Officer, is accountable for our sales and sales force.  Steven M. Elefant, our Chief Information Officer, is accountable for our product offerings, in particular, the development of E3.

In 2009, we elected to convert Mr. Brown from a commissions-based compensation structure to a wage-based compensation structure. This change was made in part, to incent Mr. Brown in the face of negative macroeconomic and intrusion-related impacts on the sales-related measures that had previously been used to establish his commission-based compensation.  If these factors improve, we may consider returning Mr. Brown to a commission-based compensation structure, however, no such determinations have been made at this time.

Executive officer wages are set at levels that are proportionately higher than our other managers to recognize their greater role in our success and additional roles and managerial responsibilities.  Our Chief Executive Officer, Robert O. Carr, annually reviews the responsibility and performance of our named executive officers and also recommends the wages and annual cash bonuses for our named executive officers, except for himself, to the Compensation Committee.  The Compensation Committee reviews those recommendations and, with any modifications it considers appropriate, approves the wages and annual cash bonuses.  The Compensation Committee independently assesses the responsibility and performance of our Chief Executive Officer and sets his wages and annual cash bonus. With the forced sale of all of Mr. Carr’s equity holdings in our Company and as noted above, given the change in philosophy to provide a more market-driven and balanced cash compensation program to executives, Mr. Carr’s compensation was changed to provide an additional cash opportunity between the median and the 75th percentile.

As part of the shift in compensation philosophy to provide our officers with a market-driven mix of cash compensation, in 2009 we continued the process, which began in 2008, of raising wages for certain of our named executive officers in order to bring their cash compensation in line with the median of cash compensation of executive officers of our peer group companies with similar titles and job responsibilities.  The actual amount of the increase for our other named executive officers was determined in the discretion of the Compensation Committee, considering various other factors, including affordability within our budgets and business plans, an executive’s experience and responsibilities, individual performance evaluations, and our Chief Executive Officer’s recommendations (except for his own base salary which was determined in closed sessions between the Compensation Committee and the Compensation Committee’s advisors, FW Cook).  For the 2009 fiscal year, the Compensation Committee approved wage increases for our named executive officers as set forth in the table below:

Annual Wages

Executive	2008 Actual Wages	2009 Actual Wages	2009 Percent Increase
Robert O. Carr	$450,000	$715,000	58.9%
Robert H.B. Baldwin, Jr.	$350,000	$429,982	22.9%
Charles H.N. Kallenbach	$250,000	$350,000	40.0%
Sanford C. Brown	$346,405	$368,960	6.5%
Steven M. Elefant	(a)	$195,785	----
(a)  Mr. Elefant became our Chief Information Officer in January, 2009.  His annualized base salary is $200,000.

Annual Incentive Cash Compensation:  We believe that some portion of annual cash compensation for our named executive officers should be “at risk,” i.e. contingent upon successful company and/or individual performance.  Therefore, annual incentive cash compensation for named executive officers is tied to overall company performance, extraordinary individual performance, or both.  For Messrs. Baldwin and Kallenbach, the target bonus is set at 50% of their annual wages, and the actual pay-out is determined in the discretion of our Chief Executive Officer and the Compensation Committee based on our financial operating performance and/or the executive’s individual results.  Our Chief Executive Officer’s target bonus is set at 100% of his annual wages and the payout is determined by the Compensation Committee based on our financial operating performance and/or our Chief Executive Officer’s individual results.

Mr. Elefant’s bonus for 2009 was set at approximately 100% of his annual wages pursuant to a contractual agreement between Mr. Elefant and us entered into at the time Mr. Elefant’s employment commenced.  In connection with his shift from commission-based wage-based compensation, Mr. Brown only received wages and was not eligible for annual incentive cash compensation in 2009.

In determining bonus awards for our executives, our Chief Executive Officer and the Compensation Committee will typically review various financial performance measurements in relation to the applicable annual budget for such measurements.  Specific measurements used to examine performance may include (i) revenues, (ii) expenses, (iii) operating income and (iv) net income.  This review is performed with reference to the applicable budget or budgets for each executive – i.e., the executive’s individual budget, the budget for the executive’s particular business unit, the budget for the business unit or units that report to the executive and/or our Company-wide budget.  While specific targets are not set for these performance measures, the Chief Executive Officer and the Compensation Committee will typically require actual performance for a fiscal year to meet budget for the measurements listed above in order to pay bonuses at target levels.

Additionally, when determining executive bonuses, our Chief Executive Officer and the Compensation Committee also consider individual factors, such as an executive’s performance reviews, sales results, individual contributions towards meeting collective performance goals, as well as more subjective factors such as exhibited leadership, client relationship development, internal development, effectiveness at mitigating adverse developments and macro-economic and prevailing market factors.  Ultimately, the amount of an executive’s bonus (and whether the executive receives a bonus for a particular fiscal year) is determined in the discretion of the Chief Executive Officer, subject to final determination by the Compensation Committee, and, with respect to the Chief Executive Officer’s bonus, is determined in the discretion of the Compensation Committee.  Exceptional performance may result in payment of an annual bonus to an executive that exceeds the executive’s target.

Historically, the Board of Directors has tried to use compensation to recognize the critical role that the operating budget, and our performance relative to that budget, plays.   Prior to 2009, the Board of Directors, in its review of the annual expense budget, expected to have good visibility as to our profitability during each coming year, and analyzed those results against its own, and the equity market’s, expectations for that profit performance.  Then, after a year was completed, if results fell short of those budgeted levels, generally, the variable cash compensation element would likely have been relatively modest, because a significant bonus would have been paid only if quantifiably superior cost management allowed us to exceed our budgeted results.

However, at the beginning of 2009, when the bonus plan budgets were set, the then current macro-economic conditions and the expenses incurred in connection with, and the costs surrounding, the processing system intrusion introduced exogenous factors that had and were expected to have a significant impact on our profitability.  We did not believe that it was possible to pay annual incentive cash compensation using predominantly an objective goal setting structure as in years past.  Therefore, while the Chief Executive Officer and the Compensation Committee (as appropriate) set out to base 2009 incentive compensation payments in part, on relevant performance within budget and profitability factors and performance measurements, the Chief Executive Officer and the Compensation Committee also decided to place more emphasis on subjective criteria such as exhibited leadership, client relationship development, internal development, and effectiveness at mitigating adverse developments, macro-economic conditions and prevailing market factors.  Some of these factors are more difficult to quantify, but all were deemed critical to our turnaround and future success.

The Compensation Committee also reviewed Mr. Carr’s and Mr. Baldwin’s 2009 incentive compensation in light of our Company-wide budgets and performance measures including Company-wide revenues, expenses, operating income and net-income, and reviewed Mr. Kallenbach’s 2009 incentive compensation in light of the budget for our legal department, including litigation and transaction expenses and outcomes (including intrusion related litigation management and outcomes) for the year.  As explained above, Mr. Brown was not eligible for an incentive bonus award for 2009 and Mr. Elefant’s bonus was negotiated and contractually established for 2009 at the time of his hire because it was necessary have Mr. Elefant commence employment with us as soon as possible in light of his critical role and the number of uncertainties at the time.

When the 2009 goals were envisioned, they were considered to be ambitious, but attainable and designed to potentially result in bonus payments that would reflect the achievement of meaningful performance requirements.  In 2009, actual performance results did not meet budgeted expectations.  Our shortfall relative to the targeted performance levels described was approximately (8.5)% for net revenue, (39)% for operating income and (40)% for net income.  The Compensation Committee, however, determined that these results were primarily due to factors and circumstances outside of our executive officers’ control and, as described above, that such performance results would only be one factor in determining executive officer incentive compensation for 2009.  Particularly, difficult macro-economic and prevailing market conditions had an adverse effect on our performance for 2009.  Furthermore, in 2009, the intrusion of our processing system had been discovered and publicly announced and the costs of defending our Company in various intrusion-related matters negatively impacted our 2009 financial performance.  Due to such factors, each of our executive officers (in addition to their regular duties to us) had to devote substantial portions of their time, effort and abilities to minimizing the damage suffered by us, and to develop plans to overcome the challenges we faced.  The intrusion added to the uncertainty regarding our future performance and financial condition caused by the ongoing negative economic conditions.  When determining the bonuses of our executive officers, the Compensation Committee weighed these subjective factors heavily, and determined that our executives put forth extraordinary efforts during 2009 and that continued extraordinary commitment would be required from our executives to deal with the issues raised by the processing system intrusion, and to steer us through these negative conditions.  The Compensation Committee also believed that it was important to incentivize our executive officers to restore our financial performance to pre-intrusion levels and to continue guiding our development.  Specifically, during 2009, as noted above, (i) our named executive officers contributed substantially to the accelerated development of E3 (which was a primary initiative for us in 2009 and we view it as the next, critical step in ensuring the security of cardholders’ data), (ii) our named executive officers made significant strides in resolving claims and litigation associated with the intrusion (including entering into settlements on terms deemed acceptable and attractive to us with American Express and with respect to cardholder class action claims, and securing the dismissal of the securities class action claim that had been asserted against us), (iii) our named executive officers launched and guided our aggressive communication effort with our merchant clients to mitigate the impact of intrusion-related attrition (which we believe minimized potential intrusion-related attrition from merchant customers), (iv) our named executive officers oversaw the successful reaffirmation of our processing system as PCI DSS compliant, (v) our named executive officers spearheaded the formation and growth of the Payments Processing Information Sharing Council (which fosters information sharing on data security within the payments processing community) and (vi) the price of our common stock recovered from a low of $3.78 per share on March 9, 2009 to $13.13 per share by the close of 2009 (the closing price of the stock was $18.68 on April 19, 2010).

In light of these circumstances, and in order to reward our executives for their continued commitment to us in uncertain conditions, to incentivize future performance and to help retain valuable executives at a time when we placed an emphasis on consistency and institutional stability, the Compensation Committee determined to pay bonuses to Messrs. Carr, Baldwin and Kallenbach at 75 percent of target levels, notwithstanding our performance for 2009.  The Compensation Committee determined that payment of this percentage of the executives’ target bonus represented a balance between these executives’ strong individual performance in most regards, offset by our weaker financial results.

The table below sets forth the target bonus and 2009 annual incentive cash compensation earned by each named executive officer.  Annual bonuses were paid in the form of cash in February, 2010.

Annual Incentive Cash Information as of December 31, 2009

Executive	2008 Target Bonus	2008 Bonus	2009 Target Bonus	2009 Bonus
Robert O. Carr	$225,000	$225,000	$715,000	$536,250
Robert H.B. Baldwin, Jr.	$175,000	$175,000	$214,991	$161,250
Charles H.N. Kallenbach	$125,000	$125,000	$175,000	$131,250
Sanford C. Brown	(a)	(a)	(a)	(a)
Steven M. Elefant	(b)	(b)	(b)	$183,128

(a)	Mr. Brown’s compensation was commission based in 2008 and is now wage based only, therefore, he was not eligible for annual incentive cash compensation in 2008 or 2009.

(b)
Mr. Elefant was named our Chief Information Officer in 2009.  Under his offer letter with the Company, Mr. Elefant was guaranteed a bonus equal to approximately 100% of his pro-rated base salary for 2009.

Stock Incentive Programs:  Equity based compensation is an integral part of our overall compensation program.  We believe that stock options and restricted stock units effectively focus our executives on increasing long-term value to our stockholders, help to build ownership, and provide employment retention.  These stock-based incentives, which in recent years have consisted solely of stock option and restricted stock unit grants, are based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions and prior option grants.  In general, the Compensation Committee bases its decisions to grant stock-based incentives on recommendations of our Chief Executive Officer (except with respect to grants made to our Chief Executive Officer) and the Compensation Committee’s analysis of relevant compensation information, with the intention of keeping the executives’ overall compensation, including the equity component of that compensation, at a competitive level in line with our budgets for the executive’s position and reflective of the executive’s contribution to our performance.  The Compensation Committee also considers the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under its equity compensation plans, the number and value at various stock prices of options and shares held by the executive officer for whom an award is being considered and the other elements of the officer’s compensation, as well as our compensation objectives and policies described above.  As with the determination of base salaries and annual incentive cash compensation, the Compensation Committee exercises subjective judgment and discretion after taking into account the above criteria.  We do not have a policy requiring our named executive officers to hold equity awards beyond their vesting date.

Awards to named executive officers pursuant to the 2008 Equity Incentive Plan are generally made annually.  Equity awards granted to our named executive officers in 2009 are described below:  We do not have a policy requiring executives to hold shares acquired upon option exercise or upon RSU vesting.

2009 Equity Grants to Named Executive Officers

In light of the difficult macro-economic and prevailing market conditions we faced at the start of 2009, together with the challenges resulting from the intrusion of our processing system, we focused heavily on incentivizing and retaining our named executive officers.  The Compensation Committee desired to financially reward the named executive officers for ensuring that our Company made the appropriate long-term capital investments in our infrastructure.  The Compensation Committee recognized that in the long-term, our stock will not perform unless those ongoing infrastructure investments are made, and that stock ownership represents one of the named executive officers’ most significant wealth opportunities.

CEO Equity Award:  As part of its review, FW Cook examined the overall compensation package of our Chief Executive Officer, Robert O. Carr, in order to identify long-term incentive alternatives to motivate and retain him.  FW Cook analyzed chief executive officer compensation practices among our peers.  As a supplement to the peer group data, in order to get a sense of the range of practice in similarly sized companies, FW Cook also provided data on extraordinary equity awards to chief executive officers of mid-cap companies granted within the past two years.  The secondary peer group reviewed for this purpose consisted of 20 companies with a fair value of awards made to their chief executive officers equal to or greater than 1.5 percent of their market cap at the time of grant and with a market cap of $1.5 billion or less at the time of grant.  The 20 companies that made up this secondary peer group were:  Blockbuster, Clinical Data, Cornell Companies, Enzon Pharmaceuticals, Hawaiian Holdings, Integral Systems, Kratos Defense, Loral Space & Communication, Marchex, Middleby Corp., Northstar Realty, Outdoor Channel Hldgs, Pep Boys, Perini Corp., Princeton Review, Rackable Systems, Savvis, Tier Technologies, United Online, and WebSense.  Based on the review of these market data, on May 11, 2009, the Compensation Committee approved the equity awards to our Chief Executive Officer summarized below.

As noted above, equity compensation is an integral element of our overall executive compensation program.  We believe that equity ownership by our executives will strongly align the interests of our executives with the long-term interests of our stockholders.  However, as previously disclosed, Mr. Carr, was forced to dispose of all of his shares of our common stock in 2009, impairing this desired alignment.  Even with an increase in Mr. Carr’s cash compensation in 2008, FW Cook’s analysis indicated that Mr. Carr’s cash-based compensation at the start of 2009 was approximately 45% below the median cash compensation received by chief executive officers of our industry peer group in 2009.

The Compensation Committee determined that it was in the best interest of our stockholders to re-align the Chief Executive Officer’s incentives with theirs and to retain his services and to provide an incentive to rebuild the value lost by us as a result of the intrusion of our processing system.  Our Board of Directors believes that Mr. Carr’s deep understanding of our business and industry, his demonstrated leadership and drive and his strong relationship with our commission-only sales force makes him uniquely qualified for the position of our Chief Executive Officer, and that he has contributed significantly to our historically high growth and price-to-earnings multiples and should continue to make such contributions in the future.  Under the circumstances, the Board of Directors and Mr. Carr agreed that providing a significant equity component to Mr. Carr would provide Mr. Carr with incentives to achieve strategic corporate goals and drive our long-term performance, with a subsequent increase in our stock price.  This award will also provide an important tool to retain Mr. Carr, who the Board of Directors deems extremely important to our future success.

The equity awards granted to Mr. Carr were also granted, in part, in consideration of his agreement to extend his covenant not to compete with us and his covenant not to solicit any of our customers or suppliers following termination of his employment for any reason set forth in his Amended and Restated Employee Confidential Information and Noncompetition Agreement dated May 4, 2007 with us from 12 months to 24 months, except upon a change of control of our Company.

The Compensation Committee determined that the best way to accomplish the goals described above was by focusing the majority of equity awards on performance based stock price hurdles.  Specifically, as explained in greater detail below, the majority of shares underlying the equity grant approved by our Compensation Committee was intended as a benefit for Mr. Carr only through extraordinary corporate performance, as measured by the price of our common stock.  The Compensation Committee believed that by directly linking the vesting of Mr. Carr’s award to increases in the price of our common stock, it will provide Mr. Carr with a reward that is commensurate with the results experienced by our stockholders.  Mr. Carr and the Board of Directors believe this equity award will better align Mr. Carr’s interests with the long-term interests of our stockholders as compared to any additional cash compensation.

On May 11, 2009, Mr. Carr was granted:  (i) an option to purchase up to 1,395,000 shares of our common stock and (ii) 265,000 restricted stock units, under our 2008 Equity Incentive Plan.  The exercise price of all of the options is $8.88, which was the fair market value of our common stock (as determined pursuant to our 2008 Equity Plan) on the date of grant.  465,000 of such options and all of the restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date, provided that Mr. Carr remains an employee of our Company as of the relevant vesting date.  465,000 of such options will begin to vest only after the closing price of our common stock is $17.76 per share or more and the remaining 465,000 of such options will begin to vest only after the closing price of our common stock is $26.64 per share or more.  These performance-contingent portions of the award require that the price hurdle listed above be achieved for 30 consecutive trading days at any time on or before May 11, 2013 (the final vesting date for such options) for such portions of the award to be eligible for vesting.  Once a price per share target is met, the tranche of the performance-contingent options tied to such price target will vest in four equal annual installments, retroactive to the date of grant, provided that Mr. Carr remains an employee of our Company as of the relevant vesting date.  We believe that these price per share targets, which were determined in consultation FW Cook as part of their analysis, represent goals that are both reasonable for which to strive, but difficult to attain since they were two times and three times the fair market value of our common stock on the date of grant, respectively.

The majority of the CEO’s equity awards were performance-based, requiring stock price improvement of 100% and 200% to be earned:

		Total	Performance-		Total
Time Vested Equity		Time	Based Options		Performance-
RSUs	Options	Vested	$17.76 Hurdle	$26.64 Hurdle	Based
265,000	465,000	730,000	465,000	465,000	930,000

% Total No. Awards Granted:		44%	% Total No. Awards Granted:		56%

In the event of a “change of control” of our Company (as defined in our 2008 Equity Plan), 100 percent of the unvested time-based portion of the award will vest. The unvested portion of the performance-contingent options will vest upon a change of control only to the extent that applicable price per share goals have previously been met or the price is achieved in connection with the transaction.  We believe these change of control price targets encourage Mr. Carr to maximize value to our stockholders in connection with a transaction.

According to FW Cook’s analysis, the terms of the equity awards to Mr. Carr discussed above fall within the median to the 75th percentile of the secondary peer group with extraordinary chief executive officer equity awards (including new-hire awards and special one-time awards) if the fair value of their award is measured as a percentage of market cap to normalize size differences.

Equity Awards to Other Named Executive Officers:  As discussed above, due to the impacts of the intrusion into our processing system and the challenging macroeconomic environment, the Compensation Committee believed that extraordinary measures would be required of our named executive officers in order to maximize stockholder value.  At the same time, given the stock price declines of the first quarter, a number of such officers’ outstanding stock options were entirely or substantially “out of the money,” and often by significant amounts, and therefore such stock options were no longer providing the desired incentives and motivational impact to these executives.  Further, while it was our objective and belief that we could be a viable going concern in the future, the potential existed that exogenous factors such as actions by one or more card brands (i.e., Visa, MasterCard, American Express, and Discover), or adverse legal actions, could be such that the stock might not appreciate above the levels seen in early 2009, notwithstanding the efforts and leadership of the named executive officers.  In light of the foregoing, it was determined that a combination of options and restricted stock units would appropriately incent the officers who were most directly involved in neutralizing and guiding us through those exogenous factors, and on May 11, 2009, the Compensation Committee approved the equity compensation to our named executive officers summarized below:

Robert H.B. Baldwin, Jr., President and Chief Financial Officer, was granted:  (i) an option to purchase up to 95,300 shares of our common stock at an exercise price of $8.88 per share, which vests in four equal annual installments beginning on May 11, 2010 and expires on May 11, 2014; and (ii) 26,000 restricted stock units with each restricted stock unit representing a contingent right to receive one share of our common stock and which vests in four equal annual installments beginning on May 11, 2010.

Sanford C. Brown, Chief Sales Officer, was granted: (i) an option to purchase up to 65,000 shares of our common stock at an exercise price of $8.88 per share, which vests in four equal annual installments beginning on May 11, 2010 and expires on May 11, 2014; and (ii) 15,000 restricted stock units with each restricted stock unit representing a contingent right to receive one share of our common stock and which vests in four equal annual installments beginning on May 11, 2010.

Charles H.N. Kallenbach, General Counsel, Chief Legal Officer and Secretary, was granted: (i) an option to purchase up to 40,000 shares of our common stock at an exercise price of $8.88 per share, which vests in four equal annual installments beginning on May 11, 2010 and expires on May 11, 2014; and (ii) 15,000 restricted stock units with each restricted stock unit representing a contingent right to receive one share of our common stock and which vests in four equal annual installments beginning on May 11, 2010.

Steven M. Elefant, Chief Information Officer, was granted an option to purchase up to 45,000 shares of our common stock at an exercise price of $8.88 per share, which vests in four equal annual installments beginning on May 11, 2010 and expires on May 11, 2014.  In addition to this May 11, 2009 grant, on November 6, 2009, in recognition of his having taken on the added role of leading our product development efforts (in addition to the E3 initiative), Mr. Elefant was granted an option to purchase up to 25,000 shares of our common stock at an exercise price of $12.16, which vests in four equal installments beginning on November 6, 2010, and expires on  November 6, 2014.

In each case, if the named executive officer is not employed by us at the relevant vesting date of the options and the restricted stock units granted, the unvested portion of such options and restricted stock units will terminate.  All of such options and restricted stock units were granted under our 2008 Equity Incentive Plan.  The exercise price of options awarded under our 2008 Plan equal the fair market value of our common stock on the date of grant.

By means of our insider trading policy, we prohibit named executive officers and directors from entering into margin loans using our common stock or pledging shares of our common stock as collateral for loans; however exceptions may be made in certain circumstances.  We believe that none of our named executive officers or directors currently uses our common stock to trade on margin or as pledged collateral for loans.

The Compensation Committee is reviewing and analyzing potential equity awards to the named executive officers for 2010.

2009 Chairman and CEO Total Compensation:  The Compensation Committee made an effort to provide our Chairman and Chief Executive Officer with total compensation value in 2009 that was lower than he was provided in 2008.  The purpose was to recognize the loss of stockholder value that occurred following the discovery and announcement of the processing system intrusion in early 2009 and the costs related to the intrusion as well as macro-economic conditions.  In order to do this it was necessary to make assumptions related to the valuation of stock options, in particular of the price-contingent options granted to reward rebuilding stockholder value.  For the purposes of determining our Chief Executive Officer’s 2009 total compensation, the grant date fair value of time-vested options and restricted stock units was estimated using the methodology published by Equilar for their analyses, which is explained on Equilar’s website and broadly available for purchase.  The grant date fair value of our Chief Executive Officer’s price-contingent options, which we did not feel could be properly estimated using Equilar’s standard binomial or Black Scholes model as a result of the much higher risk that options with intrinsic in the money value would not vest because the price goal was not achieved within the requisite four years, was estimated using a special Monte Carlo valuation model.  The result of the Monte Carlo valuation is consistent with the amounts shown for these price-contingent options in the Grants of Plan Based Awards Table below.  As a result of this process, the Compensation Committee views our Chief Executive Officer’s 2009 total compensation as being $7,540,464 as follows (and had viewed our Chief Executive Officer’s 2008 total compensation as being approximately $7,913,000):

	Chairman and CEO
	Total Compensation
	Estimate for 2009	Notes
Salary	$715,000
Actual Cash Incentive	$536,250
2009 Total Annual Cash Compensation	$1,251,250
Restricted Stock Units	$2,353,200	265,000 Time Vesting Restricted Stock Units at $8.88 on date of grant
Time-Vested Options at $8.88	$1,982,016	465,000 Time Vesting Options at $8.88 on date of grant
Performance Options with $17.76 Price Hurdle to Vest	$1,195,050	465,000 Price-Contingent Options at $8.88 on date of grant
Performance Options with $26.64 Price Hurdle to Vest	$753,300	465,000 Price-Contingent Options at $8.88 on date of grant
Other Compensation	$5,648
Total 2009 Chairman and CEO Pay	$7,540,464

Severance: For all of our named executive officers other than Mr. Carr and Mr. Elefant, we have set potential severance payments at one year’s continued payment of wages plus a pro rated bonus in order to run concurrently with our named executive officers’ covenants not to compete with us for 12 months following termination of their employment.  The Compensation Committee believes that severance arrangements are important because they provide our executive officers with security in case of an involuntary termination other than for cause.  As of December 31, 2008, Mr. Carr’s severance payments were based on the same formula as the other named executive officers.  However, in connection with the equity awards granted to Mr. Carr in 2009, Mr. Carr extended his covenant not to compete and his covenant not to solicit customers or suppliers from 12 months after termination of his employment to 24 months after termination of his employment and his potential severance payment was amended to two year’s continued payment of wages plus a pro rated bonus in order to run concurrently with his covenant not to compete.  The Compensation Committee negotiated these changes with Mr. Carr in 2009.  A condition to our providing such severance payments is our receipt from the executive officer of a release from future claims against us.  These severance arrangements provide incentive for our executives to comply with their post-employment covenants and grant us the ability to suspend payment if an executive has breached these covenants.  Potential severance payments under these agreements are set forth and described below under the heading “Potential Payments Upon Termination or Change in Control.”

Accounting Considerations

For our financial statements, cash compensation is expensed and for our income tax returns, cash compensation is deductible.  From the perspective of the named executive officers, such cash compensation is taxable as appropriate for that individual.  For equity-based compensation, we do not provide named executive officers with immediately vesting options in order to focus them on their long-term contributions to us and on the long-term appreciation in the value of our stock – although we do provide our Directors with immediately vesting options – and because such immediately vesting options would be expensed entirely on our financial statements when granted.  For future vesting options granted to named executive officers, the fair value of such grants is expensed over the vesting period.  We provide non-qualified stock options in our grants to named executive officers.  Non-qualified stock options provide us with an accounting tax benefit as the fair value of the options are deductible by the Company.  Non-qualified stock options provide us with a tax return benefit when the named executive officer exercises such non-qualified stock options. For the named executive officers, non-qualified stock options are generally not taxable until the exercise of such option.  The tax impacts of exercises by named executive officers match the tax benefit to us of the exercise.  The accounting and tax treatment of compensation pursuant to Internal Revenue Code Section 162(m), FAS 123R, and other applicable rules, is a factor in determining the amounts of compensation for named executive officers.

Summary Compensation Table

The following table shows the compensation paid or to be paid by us, and certain other compensation paid or accrued, during the fiscal years ended December 31, 2009, 2008 and 2007 to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers, together the “Named Executive Officers.”

Name and Principal Position	Year	Wages	Bonus (3)	Stock Awards (4)	Option Awards (5)	All Other Compensation	Total Compensation
Robert O. Carr	2009	$715,000	$536,250	$2,353,200	$3,561,900	$5,648	$7,171,998
Chairman and Chief	2008	$450,000	$225,000	―	―	$4,718	$ 679,718
Executive Officer(1)	2007	$350,000	$109,197	―	―	$2,250	$ 461,447
Robert H.B. Baldwin, Jr.	2009	$429,982	$161,250	$ 230,880	$ 330,691	$3,750	$1,156,553
President and Chief	2008	$350,000	$175,000	―	―	$4,402	$ 529,402
Financial Officer(1)	2007	$276,056	$ 81,117	―	$ 71,974	$2,250	$ 431,397
Charles H.N. Kallenbach	2009	$350,000	$131,250	$ 133,200	$ 138,800	$3,750	$ 757,000
General Counsel and	2008	$250,000	$125,000	―	―	$3,750	$ 378,750
Chief Legal Officer(1)	2007	$190,000	$ 95,000	―	$ 421,500	$1,227	$ 707,727
Sanford C. Brown	2009	$368,960	―	$ 133,200	$ 225,550	$ 983	$ 728,693
Chief Sales Officer	2008	$346,405	―	―	$ 35,060	―	$ 381,465
	2007	$476,425	―	―	$ 57,505	―	$ 533,930
Steven M. Elefant	2009	$195,785	$183,128	―	$ 278,150	$3,750	$ 660,813
Chief Information	―	―	―	―	―	―	―
Officer(1)(2)	―	―	―	―	―	―	―

(1)	Mr. Carr, Mr. Baldwin, Mr. Elefant and Mr. Kallenbach each received $3,750 in 2009 as a 401(K) Plan matching contribution, which is included in the column, entitled “All Other Compensation” above.

(2)	Mr. Elefant was named our Chief Information Officer in 2009.

(3)	Represents annual cash bonus with respect to 2009. See – “Annual Incentive Cash Compensation” for an explanation of these payments.

(4)
In accordance with SFAS No. 123R (ASC 718), the closing price of the Company’s common stock on the grant date equals the grant date fair value of these nonvested share awards and will be recognized as compensation expense over their four-year service periods. See – “Stock Incentive Programs” for an explanation of these awards.

(5)	Amounts represents the aggregate grant date fair value of stock options granted in 2009 as determined under SFAS No. 123R (ASC 718).

Grants of Plan-Based Awards

The following table lists grants of plan-based awards made to our Named Executive Officers during 2009 and the related total fair value of these awards. Named Executive Officers did not provide cash consideration for the listed awards.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(22)
Robert O. Carr	125,000	―	$ 6.25	October 29, 2013	265,000(7)	$3,479,450
	―	1,000,000 (1)(4)	$ 22.00	August 6, 2013	―	―
	―	930,000 (2)(5)	$ 8.88	May 11, 2014	―	―
	―	465,000 (6)	$ 8.88	May 11, 2014	―	―
Robert H.B. Baldwin, Jr.	302,636	―	$ 5.00	February 12, 2012	26,000(11)	$ 341,380
	90,000	―	$ 9.80	February 15, 2010	―	―
	4,850	4,850 (8)	$ 25.64	February 16, 2012	―	―
	―	350,000 (1)(9)	$ 22.00	August 6, 2013	―	―
	―	95,300 (10)	$ 8.88	May 11, 2014	―	―
Charles H.N. Kallenbach	25,000	25,000 (12)	$ 28.25	January 2, 2012	15,000(15)	$ 196,950
	―	25,000(1)(13)	$ 22.00	August 6, 2013	―	―
	―	40,000 (14)	$ 8.88	May 11, 2014	―	―
Sanford C. Brown	4,000	―	$ 5.00	August 18, 2013	15,000(19)	$ 196,950
	25,848	―	$ 9.28	August 10, 2014	―	―
	34,014	―	$ 9.80	April 1, 2010	―	―
	3,498	―	$ 11.00	July 14, 2010	―	―
	16,910	―	$ 21.55	December 23, 2010	―	―
	7,500	2,500 (16)	$ 25.50	August 4, 2011	―	―
	3,875	3,875 (17)	$ 25.64	February 16, 2012	―	―
	3,042	―	$ 26.66	September 12, 2010	―	―
	4,156	―	$ 25.00	May 7, 2013	―	―
	1,766	―	$ 22.00	August 6, 2013	―	―
	―	65,000 (18)	$ 8.88	May 11, 2014	―	―
Steven Elefant	―	45,000 (20)	$ 8.88	May 11, 2014	―	―
	―	25,000 (21)	$12.16	November 6, 2014	―	―

(1)
Amount represents the total grant date fair value of stock options granted in 2009 as determined under SFAS No. 123R (ASC 718).  Under SFAS No. 123R (ASC 718), we estimate the grant date fair value of the stock options we issue using a Black-Scholes valuation model for “plain-vanilla” stock options and performance-based stock options, and we use a lattice valuation model to measure grant date fair value for stock options containing market vesting conditions. Our assumption for expected volatility is based on our historical volatility for those option grants whose expected life fall within a period we have sufficient historical volatility data related to market trading of our own Common Stock. For those option grants whose expected life is longer than we have sufficient historical volatility data related to market trading of our own Common Stock, we determine an expected volatility assumption by referencing the average volatility experienced by a group of our public company peers.  For plain-vanilla stock options, we estimate the expected life of a stock option based on the simplified method as provided by the staff of the SEC in Staff Accounting Bulletins 107 and 110 (ASC 718-10-S99). The simplified method is used because, at this point, we do not have sufficient historical information to develop reasonable expectations about future exercise patterns.  For the performance-based options, the expected life is estimated based on the average of three possible performance condition outcomes.  Our dividend yield assumption is based on dividends expected to be paid over the expected life of the stock option. Our risk-free interest rate assumption for stock options granted is determined by using U.S. treasury rates of the same period as the expected option term of each stock option

(2)	The fair value of options granted shown below was estimated at the grant date using the following weighted average assumptions:

	(a)	(b)	(c)	(d)
Fair Value of Each Option	$3.47	$2.57	$1.62	$4.88
Expected volatility	52%	39%	39%	53%
Expected life	3.75 years	4 years	4 years	3.75 years
Expected dividends	0.50%	0.45%	0.45%	0.40%
Risk-free interest rate	1.60%	2.04%	2.04%	1.74%
Market Price Condition	N/A	2X	3X	N/A

(3)
In the second quarter of 2009, our Board of Directors approved grants of 930,000 stock options subject to multiple vesting conditions. Under these stock options, the employee must provide continuous service over four years and a market price condition must be satisfied within those four years. These stock options have a five-year term and could vest in equal amounts in 2010, 2011, 2012 and 2013 only if during the four-year service period, the price of our common stock as reported by the New York Stock Exchange exceeds two or three times the exercise price for 30 consecutive trading days. The grant date fair values of these multiple vesting condition options are recognized as compensation expense over their four-year service periods.

(4)
These Restricted Share Units are nonvested share awards which will vest over a four-year service period as employees perform service. The closing price of the Company’s common stock on the grant date equals the grant date fair value of these nonvested share awards and will be recognized as compensation expense over their four-year service periods.

(5)	See – “Stock Incentive Programs” for an explanation of these awards.

Outstanding Equity Awards

The following tables set forth information regarding outstanding equity awards held by Named Executive Officers as of December 31, 2009.  In the Outstanding Equity Awards table, each outstanding stock option award is listed individually along with the breakout of the number of stock options, which are exercisable and unexercisable.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(22)
Robert O. Carr	125,000	―	$ 6.25	October 29, 2013	265,000(7)	$3,479,450
	―	1,000,000 (1)(4)	$ 22.00	August 6, 2013	―	―
	―	930,000 (2)(5)	$ 8.88	May 11, 2014	―	―
	―	465,000 (6)	$ 8.88	May 11, 2014	―	―
Robert H.B. Baldwin, Jr.	302,636	―	$ 5.00	February 12, 2012	26,000(11)	$ 341,380
	90,000	―	$ 9.80	February 15, 2010	―	―
	4,850	4,850 (8)	$ 25.64	February 16, 2012	―	―
	―	350,000 (1)(9)	$ 22.00	August 6, 2013	―	―
	―	95,300 (10)	$ 8.88	May 11, 2014	―	―
Charles H.N. Kallenbach	25,000	25,000 (12)	$ 28.25	January 2, 2012	15,000(15)	$ 196,950
	―	25,000(1)(13)	$ 22.00	August 6, 2013	―	―
	―	40,000 (14)	$ 8.88	May 11, 2014	―	―
Sanford C. Brown	4,000	―	$ 5.00	August 18, 2013	15,000(19)	$ 196,950
	25,848	―	$ 9.28	August 10, 2014	―	―
	34,014	―	$ 9.80	April 1, 2010	―	―
	3,498	―	$ 11.00	July 14, 2010	―	―
	16,910	―	$ 21.55	December 23, 2010	―	―
	7,500	2,500 (16)	$ 25.50	August 4, 2011	―	―
	3,875	3,875 (17)	$ 25.64	February 16, 2012	―	―
	3,042	―	$ 26.66	September 12, 2010	―	―
	4,156	―	$ 25.00	May 7, 2013	―	―
	1,766	―	$ 22.00	August 6, 2013	―	―
	―	65,000 (18)	$ 8.88	May 11, 2014	―	―
Steven Elefant	―	45,000 (20)	$ 8.88	May 11, 2014	―	―
	―	25,000 (21)	$ 12.16	November 6, 2014	―	―

(1)
In the third quarter of 2008, our Board of Directors approved a performance-based stock option program. Under this program, we granted 2.5 million performance-based stock options to our employees including those grants to Named Executives dated August 6, 2008 listed in the above table.   These are performance-based stock options which were granted to those employees who the Board of Directors determined could have significant impact on successfully integrating the Network Services business, which we acquired in May 2008 and effectively executing our growth plan. These stock options have a five-year term and will vest in equal amounts in 2011, 2012 and 2013 only if over the term of the stock options, both of the following performance conditions are achieved:

•	Consolidated net revenue grows at a compound annual rate of at least 15%; and

•	fully diluted EPS grows at a compound annual rate of at least 25%.

We believe that achieving these performance conditions is not “more likely than not” to occur therefore, no share-based compensation expense has been recorded for these stock options in 2008.  The evaluation of the likelihood of achieving these performance conditions will be repeated quarterly, and at such point that vesting of some or all of the options becomes more likely than not,  share-based compensation expense will be recorded.

(2)
In the second quarter of 2009, the Company’s Board of Directors approved grants of stock options subject to multiple vesting conditions. Under these stock options, the employee must provide continuous service over four years and a market price condition must be satisfied within those four years. These stock options have a five-year term and could vest in equal amounts in 2010, 2011, 2012 and 2013 only if during the four-year service period, the price of the Company’s common stock as reported by the New York Stock Exchange exceeds two or three times the exercise price for 30 consecutive trading days. The grant date fair values of these multiple vesting condition options are recognized as compensation expense over their four-year service periods.

(3)
In the second quarter of 2009, the Company’s Board of Directors approved grants of 336,000 Restricted Share Units. These Restricted Share Units are nonvested share awards which will vest over a four-year service period as employees perform service. The closing price of the Company’s common stock on the grant date equals the grant date fair value of these nonvested share awards and will be recognized as compensation expense over their four-year service periods.

(4)
If and only if the performance conditions identified in (1) above are achieved, 333,330 stock options will become exercisable on May 5, 2011, 333,330 stock options will become exercisable on May 5, 2012, and 333,340 stock options will become exercisable on May 5, 2013.

(5)
If and only if the performance conditions identified in (2) above are achieved, 232,500 stock options will become exercisable on May 11, 2010, 232,500 stock options will become exercisable on May 11, 2011, 232,500 stock options will become exercisable on May 11, 2012 and 232,500 stock options will become exercisable on May 11, 2013.

(6)
116,250 stock options will become exercisable on May 11, 2010, 116,250 stock options will become exercisable on May 11, 2011, 116,250 stock options will become exercisable on May 11, 2012 and 116,250 stock options will become exercisable on May 11, 2013.

(7)
66,250 Restricted Share Units will vest on May 11, 2010, 66,250 Restricted Share Units will vest on May 11, 2011, 66,250 Restricted Share Units will vest on May 11, 2012 and 66,250 Restricted Share Units will vest on May 11, 2013

(8)	2,425 stock options became exercisable on February 16, 2009, 2,425 stock options will become exercisable on February 16, 2010, and 2,425 stock options will become exercisable on February 16, 2011.

(9)
If and only if the performance conditions identified in (1) above are achieved, 116,665 stock options will become exercisable on May 5, 2011, 116,665 stock options will become exercisable on May 5, 2012, and 116,670 stock options will become exercisable on May 5, 2013.

(10)
23,825 stock options will become exercisable on May 11, 2010, 23,825 stock options will become exercisable on May 11, 2011, 23,825 stock options will become exercisable on May 11, 2012 and 23,825 stock options will become exercisable on May 11, 2013.

(11)
6,500 Restricted Share Units will vest on May 11, 2010, 6,500 Restricted Share Units will vest on May 11, 2011, 6,500 Restricted Share Units will vest on May 11, 2012 and 6,500 Restricted Share Units will vest on May 11, 2013.

(12)	12,500 stock options became exercisable on January 2, 2009, 12,500 stock options will become exercisable on January 2, 2010, and 12,500 stock options will become exercisable on January 2, 2011.

(13)
If and only if the performance conditions identified in (1) above are achieved, 8,333 stock options will become exercisable on May 5, 2011, 8,333 stock options will become exercisable on May 5, 2012, and 8,334 stock options will become exercisable on May 5, 2013.

(14)
10,000 stock options will become exercisable on May 11, 2010, 10,000 stock options will become exercisable on May 11, 2011, 10,000 stock options will become exercisable on May 11, 2012 and 10,000 stock options will become exercisable on May 11, 2013.

(15)
3,750 Restricted Share Units will vest on May 11, 2010, 3,750 Restricted Share Units will vest on May 11, 2011, 3,750 Restricted Share Units will vest on May 11, 2012 and 3,750 Restricted Share Units will vest on May 11, 2013.

(16)	2,500 stock options became exercisable on August 4, 2009, and 2,500 stock options will become exercisable on August 4, 2010.

(17)	1,938 stock options became exercisable on February 16, 2009, 1,937 stock options will become exercisable on February 16, 2010, and 1,938 stock options will become exercisable on February 16, 2011.

(18)
16,250 stock options will become exercisable on May 11, 2010, 16,250 stock options will become exercisable on May 11, 2011, 16,250 stock options will become exercisable on May 11, 2012 and 16,250 stock options will become exercisable on May 11, 2013.

(19)
3,750 Restricted Share Units will vest on May 11, 2010, 3,750 Restricted Share Units will vest on May 11, 2011, 3,750 Restricted Share Units will vest on May 11, 2012 and 3,750 Restricted Share Units will vest on May 11, 2013.

(20)
11,250 stock options will become exercisable on May 11, 2010, 11,250 stock options will become exercisable on May 11, 2011, 11,250 stock options will become exercisable on May 11, 2012 and 11,250 stock options will become exercisable on May 11, 2013.

(21)
6,250 stock options will become exercisable on November 6, 2010, 6,250 stock options will become exercisable on November 6, 2011, 6,250 stock options will become exercisable on November 6, 2012, and 6,250 stock options will become exercisable on November 6, 2013.

(22)	Market values for the units of stock that have not vested are based on the $13.13 per share closing price of company’s stock as of December 31, 2009.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2009

The following table sets forth the number of stock options exercised during 2009 by the Named Executive Officers and the value realized on exercise.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert O. Carr	―	―
Robert H.B. Baldwin, Jr.	26,000	$263,380
Charles H.N. Kallenbach	―	―
Sanford C. Brown	1,250	$12,550
Steven M. Elefant	―	―

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change in Control

In November 2001, Robert O. Carr entered into an employee confidential information and non-competition agreement with us, which was amended and restated on May 4, 2007 and again on May 11, 2009.  Subject to Mr. Carr’s compliance with the non-competition, non-solicitation and other covenants to be set forth in the anticipated amendment, his agreement will provide that in the event Mr. Carr is terminated by us for other than cause (as defined in his agreement) or disability (as defined in his agreement), he will be entitled to receive severance pay in an amount equal to the wages that would have been paid to him during a 24 month period plus medical benefits for 24 months.  In the event of a change in control (as defined in his agreement), the amended covenants set forth therein will revert back to twelve months and so does Mr. Carr’s severance.  In addition, if Mr. Carr’s employment is terminated by us other than for cause or his employment with us is terminated due to his death, he shall also be entitled to receive a pro rata portion of any annual bonus that he would have been entitled to receive based on the number of days he was employed by us during such year.  In the event of a change of control of our Company (as defined in our 2008 Equity Incentive Plan), Mr. Carr’s time vested options that he received on May 11, 2009, which are described above, will immediately vest and become exercisable and the restricted stock units he received on May 11, 2009, which are also described above, will immediately vest and the shares of our common stock underlying such restricted stock units will be paid to Mr. Carr.  Additionally, in the event of a change of control of our Company, the performance based options Mr. Carr received on May 11, 2009, which are described above, will immediately vest and become exercisable so long as the above described price per share goal has been previously achieved in accordance with the vesting schedule of such options or the transaction price is at least the equivalent of such per share goal.

In October 2000, Sanford C. Brown entered into an employee confidential information and non-competition agreement with us, which was also amended and restated on May 4, 2007, and on April 4, 2007, Charles H.N. Kallenbach entered into an employee confidential information and non-competition agreement with us.  On March 16, 2007, Robert H.B. Baldwin entered into revised confidential information and non-competition agreements with us.  Subject to the executive’s compliance with the non-competition, non-solicitation and other covenants set forth therein, all of these agreements provide that in the event these executives are terminated by us for other than cause (as defined in the agreements) or disability (as defined in the agreements), they will be entitled to receive severance pay in an amount equal to the wages that would have been paid to them during a 12 month period plus medical benefits for 12 months.  In addition, if the employment of the executives is terminated by us other than for cause or their employment with us is terminated due to their death, they shall also be entitled to receive a pro rata portion of any annual bonus that they would have been entitled to receive based on the number of days they were employed by us during such year or, if their bonus was payable on a quarterly rather than an annual basis, then they shall be entitled to receive a pro rata portion of any bonus that they would have been entitled to receive for the fiscal quarter in which they were terminated.

In addition, pursuant to the terms of our 2008 Equity Incentive Plan, vesting of certain stock options granted to our named executive officers may accelerate upon a change in control of our Company and/or upon termination of our named executive officers’ employment without cause at the discretion of the Compensation Committee.

The following table provides a quantitative description of the payments and benefits payable upon termination of employment and/or change in control of our company, assuming a termination date as of December 31, 2009 and payment of a bonus under the agreements at target levels.  Estimated stock and option values were calculated assuming the closing price of our common stock on December 31, 2009 of $13.13:

Named Executive Officer	Severance Payment	Estimated Value of Benefits	Bonus	Estimated Value of Acceleration of Vesting of Stock Options and Restricted Stock Units	Total
Robert O. Carr
Termination of Employment without Cause	$1,430,000	$11,337	$715,000(a)	NA	$2,156,337
Termination of Employment due to Death	NA	NA	$715,000(a)	NA	$715,000
Change in Control	$715,000	NA	NA	$5,928,750	$6,643,750
Robert H.B. Baldwin, Jr.
Termination of Employment without Cause	$429,982	$11,337	$214,991(a)	NA	$656,310
Termination of Employment due to Death	NA	NA	$214,991(a)	NA	$214,991
Change in Control	NA	NA	NA	NA	$-0-
Charles H.N. Kallenbach
Termination of Employment without Cause	$350,000	$11,337	$175,000(a)	NA	$536,337
Termination of Employment due to Death	NA	NA	$175,000(a)	NA	$175,000
Change in Control	NA	NA	NA	NA	$-0-
Sanford C. Brown
Termination of Employment without Cause	$368,960	$11,337	NA	NA	$380,297
Termination of Employment due to Death	NA	NA	NA	NA	$ -0-
Change in Control	NA	NA	NA	NA	$-0-
Steven M. Elefant
Termination of Employment without Cause	NA	NA	NA	NA	$-0-
Termination of Employment due to Death	NA	NA	NA	NA	$-0-
Change in Control	NA	NA	NA	NA	$-0-

a)
In the event of termination other than for cause or termination due to death, annual bonus would be paid on a pro rata computation based on the number of days the executive was employed by us during such year.

For additional information on termination payments, see the discussion of “Severance” in the Compensation Disclosure and Analysis section above.  Other than as noted, the Company does not provide change of control benefits to its named executive officers.

Equity Compensation Plan Information as of December 31, 2009

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	7,872,424	$14.53	1,726,543
Equity compensation plans not approved by security holders	None	N/A	None
Total	7,872,424	$14.53	1,726,543

Valuation of Our Common Stock

        On April 19, 2010, the closing price of our Common Stock, as reported on the New York Stock Exchange, was $18.68 per share.

Indemnification Arrangements

        Our Bylaws provide that our Directors, and subject to the Board’s discretion, our officers, shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law.  We have entered into indemnification agreements with each of our Directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

  COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Company’s 2010 Annual Meeting of Stockholders.

  THE COMPENSATION COMMITTEE
  Robert H. Niehaus, Chairman
  Mitchell L. Hollin
  Jonathan J. Palmer

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information relating to the beneficial ownership of our common stock as of March 31, 2010, by each person known by us to beneficially own more than 5% of our outstanding shares of common stock, each of our Directors and our Named Executive Officers, and all of our Directors and executive officers as a group.

Each stockholder’s percentage ownership in the following table is based on 37,769,616 shares of common stock outstanding as of March 31, 2010, except as otherwise noted in the footnotes below.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. The address of the executive officers and Directors is c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Shares Outstanding
5% Holders:
Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071	4,176,600	(1)	11.1%
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	4,050,817	(2)	10.7%
Nierenberg Investment Management Company, Inc. 19605 NE 8th Street Camas, Washington 98607	2,882,147	(3)	7.6%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	2,562,845	(4)	6.8%
Robeco Investment Management, Inc. 909 Third Ave New York, NY 10022	2,218,803	(5)	5.9%

Directors and Executive Officers:
Robert O. Carr	1,158,891	(6)	3.0%
Robert H.B. Baldwin, Jr.	905,382	(7)	2.4%
Sanford C. Brown	117,987	(8)	*
Charles H.N. Kallenbach	52,750	(9)	*
Steven Elefant	11,250	(10)	*
Mitchell L. Hollin	81,846	(11)	*
Robert H. Niehaus	271,874	(12)	*
Marc J. Ostro, Ph.D.	319,005	(13)	*
Jonathan J. Palmer	65,571	(14)	*
George F. Raymond	32,250	(15)	*
Richard W. Vague	21,250	(16)	*

All Directors and Executive Officers as a group (11 persons)	3,038,056	(17)	7.9%

____________________________________________________________
*	Represents less than one percent of the outstanding shares of common stock.

(1)
Information regarding these shares is based on a Schedule 13G/A filed by Capital Research Global Investors with the SEC on February 11, 2010 and a Schedule 13G/A filed by Capital World Investors on February 11, 2010.  Capital World Investors is deemed to be the beneficial owner of 4,176,600 shares of common stock as a result of Capital Research and Management Company acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(2)
Information regarding these shares is based on a Schedule 13G filed by FMR LLC, a parent holding company, with the SEC on March 10, 2010.  FMR is deemed to be the beneficial owner of 4,050,817 shares of common stock as a result of Fidelity Management and Research Company, a wholly owned subsidiary of FMR, acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(3)
Information regarding these shares is based on a joint Schedule 13G/A filed by Nierenberg Investment Management Company, Inc. for all reporting persons as a group with the SEC on February 12, 2010.  Beneficial ownerships consists of 452,500 shares of common stock held by The D3 Family Fund, L.P., 1,810,100 shares of common stock held by The D3 Family Bulldog Fund, L.P., 200,745 shares of common stock held by The D3 Family Canadian Fund, L.P. and 418,802 shares of common stock by The DIII Offshore Fund, L.P.

(4)
Information regarding these shares is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.  BlackRock, Inc. is deemed to be the beneficial owner of 2,562,845 shares of common stock as a result of its completed acquisition of Barclays Global Investors from Barclays Bank PLC.

(5)
Information regarding these shares is based on a Schedule 13G filed by Robeco Investment Management, Inc. with the SEC on February 9, 2010 and is deemed to be the beneficial owner of 2,218,803 shares of common stock for the discretionary account of certain clients.

(6)
Beneficial ownership consists of 400,000 shares of common stock held by The Robert O. Carr 2001 Charitable Remainder Unitrust, 217,691 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Emily Carr, options to purchase 241,250 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010, and 66,250 Restricted Stock Units which will vest within 60 days of March 31, 2010.  Mr. Carr disclaims beneficial ownership of The Robert O. Carr 2001 Charitable Remainder Unitrust, and The Robert O. Carr 2000 Irrevocable Trust for Emily Carr. On February 12, 2010, Robert O. Carr and Jill A. Carr jointly filed a Schedule 13G/A regarding purchase of 125,000 shares of common stock each.

(7)
Beneficial ownership consists of 473,681 shares of common stock held directly by Mr. Baldwin, 140 shares of common stock held in the Heartland Payment Systems, Inc. 401(K) Plan, 91,325 shares of common stock held by Margaret J. Sieck and Whitney H. Baldwin as Trustees for an Indenture created June 30, 2004, options to purchase 333,736 shares of common stock under 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010 and 6,500 Restricted Stock Units which will vest within 60 days of March 31,2010.

(8)
Beneficial ownership consists of 25,454 shares of common stock held by Mr. Brown, and options to purchase 88,783 shares of common stock under our 2000 Equity Incentive Plan and 2008 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010 and 3,750 Restricted Stock Units which will vest within 60 days of March 31, 2010.

(9)
Beneficial ownership consists of 1,500 shares of common stock held by Mr. Kallenbach, and options issued to Mr. Kallenbach to purchase 47,500 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010 and 3,750 Restricted Stock Units which will vest within 60 days of March 31, 2010.

(10)	Beneficial ownership consists of options issued to Mr. Elefant to purchase 11,250 shares of common stock under our 2008 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010
(11)
Beneficial ownership consists of 55,596 shares of common stock held by Mr. Hollin, and options to purchase 26,250 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010.

(12)
Beneficial ownership consists of 224,215 shares of common stock held by Mr. Niehaus; 8,385 shares held by The Niehaus Family Limited Trust; 4,024 shares held by The Robert and Kate Niehaus Foundation; 3,000 shares held by The John Robert Niehaus 1994 Trust; 3,000 shares held by The Peter Southworth Niehaus 1994 Trust; 3,000 shares held by The Ann Southworth Niehaus 1994 Trust; and options to purchase 26,250 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan, which are exercisable within 60 days of March 31, 2010.

(13)
Beneficial ownership consists of 15,000 shares of common stock held by Dr. Ostro and options to purchase 56,250 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010.  Dr. Ostro serves as the trustee of The Jill A Carr 2000 Irrevocable Trust for Hilary Holland Carr and has voting and dispositive power over the 247,755 shares of common stock held by The Jill A Carr 2000 Irrevocable Trust for Hilary Holland Carr.  Dr. Ostro does not have a pecuniary interest in any of the shares of common stock owned by The Jill A Carr 2000 Irrevocable Trust for Hilary Holland Carr.

(14)
Beneficial ownership consists of 39,321 shares of common stock held by Mr. Palmer, and options to purchase 26,250 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan, which are exercisable within 60 days of March 31, 2010.

(15)
Beneficial ownership consists of 6,000 shares of common stock held by Mr. Raymond, and options to purchase 26,250 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan, which are exercisable within 60 days of March 31, 2010.

(16)
Beneficial ownership consists of options held by Mr. Vague to purchase 21,250 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010.

(17)
Includes options to purchase an aggregate of 905,019 shares of common stock under our 2008 Equity Incentive Plan and 2000 Equity Incentive Plan which are exercisable within 60 days of March 31, 2010 and 80,250 Restricted Stock Units which will vest within 60 days of March 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, there has not been, nor is there currently planned, any related party transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest.  The term “related party transaction” shall refer to transactions required to be disclosed by us pursuant to Item 404 of Regulation S-K promulgated by the SEC.

We have granted options under our stock option plans to some of our executive officers.  We have also entered into indemnification agreements with each of our executive officers and Directors. See sections entitled, “Potential Payments Upon Termination or Change in Control” and “Indemnification Arrangements,” above.

All future related party transactions, including sales of stock, options or warrants, loans of any kind, or similar transactions, if any, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.  Our policies on these types of related party transactions are contained in our Corporate Governance Guidelines and can be accessed at www.heartlandpaymentsystems.com.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm for the years ending December 31, 2009 and 2008.

Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $1,227,279 for 2009 and $1,290,062 for 2008.

Audit-Related Fees

The aggregate fees billed by Deloitte for professional services rendered for assurance and related services that are related to the performance of the audit or review of our financial statements were $253,141 for 2008.    Audit-related fees paid in 2008 related to services associated with the 2008 acquisition of Network Services and the 2007 acquisition of General Meters.  No fees were billed by Deloitte for professional services under this category for 2009.

Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $91,367 for 2009 and $327,400 for 2008. The fees primarily related to services provided in connection with our tax return preparation and compliance and sales tax return preparation and compliance.

All Other Fees

No other fees were billed by Deloitte in 2009 or 2008.

Audit Committee Pre-Approval Policies

Our Audit Committee pre-approves any audit and audit-related services and any permissible non-audit services provided by Deloitte prior to the commencement of the services.  In determining whether to pre-approve a non-audit service, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence.  To minimize potential impairments to the objectivity of the independent auditor, it has been the Audit Committee’s practice to limit the non-audit services that may be provided by our independent registered accounting firm to tax return, compliance and planning services.

All of the services described under the captions Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee in accordance with the foregoing policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2009 included Messrs. Hollin, Niehaus and Palmer.  None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or the Compensation Committee. No member of our Compensation Committee has ever been an officer or employee of ours.  There are no family relationships among any of our Directors or executive officers.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer (i.e., principal executive officer), Chief Financial Officer (i.e., principal financial officer), principal accounting officer, controller and any other person performing similar functions.  We believe our Code of Ethics complies with the requirements of Item 406 of Regulation S-K and a copy of our Code of Ethics is available on the Corporate Governance page of our website at www.heartlandpaymentsystems.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during the year ended December 31, 2009, such SEC filing requirements were satisfied, except for late filings made by Robert H. Niehaus, Jonathan J. Palmer, and Richard W. Vague who each inadvertently filed a late Form 4 on April 21, 2010 reporting a stock option grant received on May 11, 2009 and late filings made by Mitchell L. Hollin, Marc J. Ostro, Ph.D., and George F. Raymond who each inadvertently filed a late Form 4 on April 22, 2010 reporting a stock option grant received on May 11, 2009.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

All stockholder proposals intended to be presented at our 2011 annual meeting and included in next year’s Proxy Statement must be submitted in writing to: Nominating/Corporate Governance Committee, c/o Charles Kallenbach, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.  In accordance with the Rule 14a-8 under the Exchange Act, to be considered timely, these stockholder proposals must be received by us no later than December 28, 2011, and must comply in all other respects with the Company’s Bylaws and applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Under the Company’s Bylaws, any such proposal submitted with respect to our 2011 annual meeting which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if we do not receive written notice of that proposal at least one hundred twenty (120) days prior to the date of the 2011 annual meeting.

In addition, if the Company is not notified by January 25, 2011 of a proposal to be brought before the 2011 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the Proxy Statement for such meeting.

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.  This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.  However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report may request a copy by contacting the bank, broker or other holder of record, or Charles Kallenbach at the Company by telephone at: (609) 683-3831, extension 2224.  The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Important Notice Regarding The Availability of Proxy Material for the Stockholder Meeting To Be Held On May 14, 2010.

The Proxy Statement is available under the “Proxy Materials” link on our investor relations website at www.heartlandpaymentsystems.com/investor.aspx.

The Annual Meeting will be held at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08540, on Friday, May 14, 2010 at 10:00 a.m. (local time), for the following purposes:

1.
To elect seven (7) Directors, nominated by the Board of Directors, to our  Board of Directors for terms expiring at the 2011 Annual Meeting and until their successors are duly elected and qualified as provided in our Bylaws;

2.	To approve the amendment and restatement of our 2008 Equity Incentive Plan;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The proxy is being solicited on behalf of the Board of Directors and the Board of Directors recommends that our stockholders vote for the approval of all matters.  The materials available at our website will include a copy of this Proxy Statement, the Proxy Card and our 2009 Annual Report.

OTHER MATTERS

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us.  Proxies may also be solicited by our Directors, officers and employees, without additional compensation, by personal interview, telephone and facsimile.  Additionally, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of $15,000, plus reasonable out-of-pocket expenses relating to the solicitation.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Discretionary Authority

The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting.  At the date of this Proxy Statement, we do not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above.  If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

By Order of the Board of Directors,

/s/ Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Corporate Secretary
Date: April 23, 2010

2008 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective as of May 14, 2010)

1.	PURPOSE

1.1           General Purpose.  The purpose of the Plan is to promote the success of Heartland Payment Systems, Inc. (the “Company”) by creating an incentive compensation arrangement that will assist the Company and its Affiliates in (i) encouraging ownership in the Company by service personnel, and thereby encouraging such persons to act in the stockholders’ interest, and (ii) attracting and retaining service personnel with exceptional abilities.

1.2           Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

1.3           Available Awards.  The types of Awards that may be granted under the Plan include, but are not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Stock Appreciation Rights, (v) Phantom Stock Units, (vi) Restricted Stock Units, (vii) Performance Share Bonuses, (viii) Performance Share Units and (ix) Performance Cash Bonuses.

2.	DEFINITIONS

2.1           “Administrator”  means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 3 of the Plan.

2.2           “Affiliate”  means an entity that is directly or indirectly controlled by the Company or any entity in which the Company has significant ownership interest as determined by the Administrator.

2.3           “Applicable Laws”  means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

2.4           “Award” means an Option, Stock Award or Performance Cash Bonus granted in accordance with the terms of the Plan.

2.5           “Awardee”  means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

2.6           “Award Agreement”  means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.

2.7           “Beneficial Owner”  shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

2.8           “Board”  means the board of directors of the Company.

2.9           “Cause”  shall have the meaning ascribed in any individual written agreement between the Company or any of its Affiliates and the Awardee with respect to Awards subject to such individual agreement. If no definition of the term Cause is set forth in such an individual written agreement, “Cause”  shall include but not be limited to, insubordination, dishonesty, other significant misconduct of any kind and the refusal to perform Awardee’s duties and responsibilities for any reason other than illness or incapacity.

2.10           “Change of Control”  means the occurrence of any of the following events:

(a)           The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a “person” or “group” (as such terms are defined or described in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Exchange Act);

(b)           Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any successor to all or substantially all of the assets of the Company or any entity which controls the Company), including by way of merger, consolidation or otherwise;

(c)           Either a merger or consolidation of the Company with or into another person (as defined by Section 13(d) or 14(d) of the Exchange Act) if the stockholders of the Common Stock of the Company immediately prior to such transaction are not the Beneficial Owners of a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction;

(d)           During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(e)           A dissolution or liquidation of the Company.

2.11           “Code”  means the Internal Revenue Code of 1986, as amended.

2.12           “Committee”  means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by Applicable Law) appointed by the Board in accordance with Section 3.1 of the Plan.

2.13           “Common Stock”  means the common stock of the Company, par value $0.001 per share.

2.14           “Company”  means Heartland Payment Systems, Inc., a Delaware corporation.

2.15           “Consultant”  means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of the Company whether compensated for such services or not.

2.16           “Continuous Service”  means that the Awardee’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated, as determined in the sole discretion of the Administrator. The Awardee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Awardee renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Awardee renders such service, provided that there is no interruption or termination of the Awardee’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Administrator may determine whether Continuous Service shall be considered interrupted in the case of any given leave of absence; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military leave or sickness, or for any other purpose approved by the Company if the period does not exceed ninety (90) days, and (ii) in the case of an Employee, a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, provided the Employee’s right to employment is guaranteed either by statute or contract, shall not be considered an interruption of Continuous Service.  For Incentive Stock Option purposes, an Awardee’s Continuous Service will be deemed to have been interrupted when the Awardee ceases to be an employee of the Company or a Subsidiary as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder.

2.17           “Conversion Award”  shall mean an Award issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an entity acquired by the Company or any Subsidiary.

2.18           “Covered Employee”  means an officer of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, as such determination may be amended from time to time.

2.19           “Director”  means a member of the Board of Directors of the Company.

2.20           ”Disability”  means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Awards, “Disability” means the Awardee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is qualified to receive long-term disability benefits under an applicable accident and health plan of the Company or an Affiliate.

2.21           “Dividend Equivalent”  means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one (1) share of Common Stock for each share of Common Stock represented by a Full-Value Stock Award held by such Participant.

2.22           “Employee”  means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.  The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, and (ii) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

2.23           “Exchange Act”  means the Securities Exchange Act of 1934, as amended.

2.24           “Fair Market Value”  means, as of any date, the value of a Share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a)           If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the NASDAQ Stock Market or the New York Stock Exchange, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock, as quoted on such exchange or market constituting the primary market for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.  If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the closing sales price on the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

(b)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(c)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(d)           Notwithstanding the foregoing, the Fair Market Value of the Common Stock shall at all times be determined in a manner consistent with the regulations under Section 409A of the Code, as they may be amended from time to time.

2.25           “Full-Value Stock Award”  shall mean any of a Restricted Stock Bonus award, Restricted Stock Unit award, Phantom Stock Unit award, Performance Share Bonus award, or Performance Share Unit award.

2.26           “Grant Date”  means, for all purposes, the date on which the Administrator approves the grant of an Award, or such later date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

2.27           “Harmful Conduct”  means a breach in any material respect of an agreement not to reveal confidential information regarding the business operations of the Company or any Affiliate, or to refrain from solicitation of customers, suppliers or employees of the Company or any Affiliate.

2.28           “Incentive Stock Option”  means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29           “Non-Employee Director”  means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404 of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404 of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404 of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.30           “Nonstatutory Stock Option”  means an Option not intended to qualify as an Incentive Stock Option.

2.31           “Officer”  means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.32           “Option”  means a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”).  Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

2.33           “Outside Director”  means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.34           “Participant”  means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

2.35           “Performance Cash Bonus”  means a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

2.36           “Performance Share Bonus”  means a grant of Shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.6 of the Plan.

2.37           “Performance Share Unit”  means the right to receive one (1) Share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Section 8.7 of the Plan.

2.38           “Phantom Stock Unit”  means the right to receive the value of one (1) Share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.39           “Plan”  means this Heartland Payment Systems, Inc. 2008 Equity Incentive Plan, as amended and restated.

2.40           “Qualifying Performance Criteria”  shall have the meaning set forth in Section 12.2(a) of the Plan.

2.41           “Restricted Stock Bonus” means a grant of Shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.42           ”Restricted Stock Unit” means the right to receive one (1) Share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Section 8.5 of the Plan.

2.43           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.44           “Securities Act” means the Securities Act of 1933, as amended.

2.45           “Share”  means one (1) share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

2.46           “Stock Appreciation Right”  means the right to receive an amount equal to the Fair Market Value of one (1) Share of the Company’s Common Stock on the day the Stock Appreciation Right is exercised and redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.47           “Stock Award”  means an award or issuance of Shares, Restricted Stock Bonus award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award made under Section 8 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

2.48           “Subsidiary”  means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

2.49           “Ten Percent Stockholder”  means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION

3.1           Procedure.

(a)           Multiple Administrative Bodies.   The Plan shall be administered by the Board, a Committee and/or their delegates.

(b)           Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to Covered Employees or Employees that the Administrator determines may be Covered Employees in the future shall be made by a Committee of two or more Outside Directors.

(c)           Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more Non-Employee Directors.

(d)           Delegation of Authority.   The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (i) subject to Section 16 of the Exchange Act or (ii) at the time of such approval, Covered Employees or (iii) any other executive officer.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(e)           Compliance with Listing Requirements.   The Plan will be administered in a manner that complies with any applicable stock exchange listing requirements.

3.2           Powers of the Administrator.   Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(a)           To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the number of Shares of Common Stock or amount of cash to be covered by each Award granted hereunder, the exercise and/or purchase price (if applicable), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the time or times when a person shall be permitted to receive cash and/or Common Stock pursuant to an Award (which may or may not be based on performance criteria), the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter.

(b)           To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and procedures for its administration, including rules and procedures relating to sub-plans, Plan addenda and Conversion Awards. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c)           To amend the Plan or an Award as provided in Section 14 of the Plan.

(d)           To adopt rules and procedures (including sub-plans and/or special provisions) relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures of a jurisdiction other than and outside of the United States, including without limitation determining: (i)  the exercise or redemption price of Awards, (ii) the definition of “Fair Market Value” for purposes of the Plan, (iii) the applicable vesting schedule, (iv) the permissible methods of exercise, (v) the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (vi) the procedure for designating a beneficiary in the event of a Participant’s death, if such designation is to be permitted, (vii) the term of an Award, and (viii) the terms and conditions of the applicable Award Agreement.  Such rules and procedures may take precedence over other provisions of the Plan, with the exception of Section 4 and Section 11 of the Plan; however, unless otherwise superseded by the terms of such rules and procedures, the provisions of the Plan shall govern.

(e)           To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator.

(f)           To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(g)           To determine whether Full-Value Stock Awards, but not Options or Stock Appreciation Rights, will be adjusted for Dividend Equivalents.

(h)           To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, including, without limitation, (i) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(i)           To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

(j)           To allow Participants to satisfy any U.S. federal, state, local, or foreign tax withholding obligation relating to the grant, issuance, vesting, exercise or settlement of an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares of Common Stock from the Shares of Common Stock otherwise issuable to the Participant, provided, however, that no Shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) subject to the provisions of Section 12.6(d) below, delivering to the Company Shares of Common Stock owned by such Participant and unencumbered.

(k)           Generally, to exercise such powers and to perform such acts as the Administrator deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3           Effect of Administrator’s Decision.   All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	SHARES SUBJECT TO THE PLAN

4.1           Share Reserve.

(a)           Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, effective as of January 1, 2010 the maximum aggregate number of Shares of Common Stock that may be issued pursuant to Awards shall not exceed 7,700,000 Shares (the “Share Reserve”).  Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of Shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options effective as of January 1, 2010 is 6,700,000 Shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

(b)           Each Share of Common Stock subject to an Option granted after December 31, 2009 shall reduce the Share Reserve by one (1) Share; each Share of Common Stock subject to a Stock Appreciation Right granted after December 31, 2009 shall reduce the Share Reserve by one (1) Share; and each Share of Common Stock subject to a Full-Value Stock Award granted after December 31, 2009 shall reduce the Share Reserve by one and nine tenths (1.9) Shares (for each such Option, Stock Appreciation Right or Full-Value Award, as applicable, the “Reserve Deduction Rate”).

(c)           Notwithstanding the foregoing, the Share Reserve shall not be reduced in the case of issuance of Conversion Awards. Additionally, in the event that an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by the stockholders of such entity and not adopted in contemplation of such transaction, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such transaction to determine the consideration payable to the holders of common stock of the entities party to such transaction) may be used for Awards under the Plan and shall not reduce the Share Reserve; provided that the issuance of such Awards shall comply in all cases with any applicable stock exchange listing requirements.

4.2           Reversion of Shares to the Share Reserve.   If any Award granted under the Plan or the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) shall for any reason after December 31, 2009 (i) expire, be cancelled, be settled in cash (in whole or in part), or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the Shares of Common Stock that are terminated or acquired under such Award shall revert or be added to the Share Reserve using the same Reserve Deduction Rate as set forth in Section 4.1(b) above, and thereafter, become available for issuance under the Plan. Notwithstanding the foregoing, Shares of Common Stock (whether awarded under the Plan or the 2000 Plan) shall not revert nor be added back to the Share Reserve, and such Shares shall not thereafter become available for issuance under the Plan upon or in respect of: (a) Shares tendered in payment, in whole or in part, of the exercise price of Options, (b) Shares withheld by the Company to satisfy any tax withholding obligation, (c) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof and (d) Shares repurchased by the Company on the open market using option exercise proceeds.

4.3           Source of Shares.   The Shares of Common Stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise, subject to the limitations set forth in Section 4.2 of the Plan.

4.4           Annual Section 162(m) Limitation.   Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the Shares of Common Stock, solely for purposes of Awards intended to comply with Code Section 162(m), no Participant shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights covering more than 1,812,500 Shares of Common Stock during any fiscal year, and no Participant shall be eligible to receive Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering more than 671,296 Shares of Common Stock during any fiscal year; provided that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Options or Stock Appreciation Rights covering not more than an additional 1,812,500 Shares of Common Stock, and Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering not more than an additional 671,296 Shares of Common Stock, during the year in which such service commences, which shall not count against the limit set forth in the preceding sentence.  Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 4.4 shall be subject to adjustment under Section 13 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

5.	ELIGIBILITY

5.1           Eligibility for Specific Awards.   Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary of the Company.  Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

5.2           Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent

(110%) of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

5.3           Consultants.   A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions. (Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parent or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.)

6.	OPTION PROVISIONS

6.1           Option Agreement.   Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.2           Term.   Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Stockholders, no Option shall be exercisable after the expiration of five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the term of the Option shall be five (5) years from the Grant Date.

6.3           Exercise Price of an Option.   Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Stockholders and the provisions of Section 3.2(d) of the Plan regarding terms applicable to non-U.S. Participants, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to a Conversion Award or otherwise in a manner satisfying the provisions of Section 424 of the Code.

6.4           Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be payable, to the extent permitted by Applicable Law, by any of the following methods, as determined at the discretion of the Administrator and set forth in an Option Agreement:

(a)           in cash or by check or wire transfer at the time the Option is exercised (denominated in U.S. dollars);

(b)           subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(c)           consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(d)           cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(e)           any other form of consideration or method of payment permitted by Applicable Law; or

(f)           by some combination of the foregoing.

6.5           Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Awardee only by the Awardee.

6.6           Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option issued under this Plan shall be transferable only to the extent the Administrator, in its sole discretion, permits such Nonstatutory Stock Option to be assigned or transferred for estate planning purposes (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of Applicable Law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Awardee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Awardee only by the Awardee.

6.7           Vesting Generally.   Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Options may vary. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of Shares of Common Stock as to which an Option may be exercised.

6.8           Termination of Continuous Service.   In the event an Awardee’s Continuous Service terminates (other than upon the Awardee’s death or Disability), the Awardee may exercise his or her Option (to the extent that the Awardee was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Awardee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable for a period of (i) one (1) month in the case of a voluntary termination, and (ii) three (3) months in the case of an involuntary dismissal other than for Cause, following the termination of the Awardee’s Continuous Service, subject to the provisions of Section 12.9.

6.9           Extension of Termination Date.   An Awardee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Awardee’s Continuous Service (other than upon the Awardee’s death or Disability or termination for Cause) would be prohibited at any time solely because the issuance of Shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement and (ii) the expiration of a period of three (3) months after the termination of the Awardee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the Shares of Common Stock received upon exercise of his or her Option would subject the Awardee to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then the Option will terminate on the earlier of (A) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (B) two hundred ten (210) days following the date of termination of the Awardee’s Continuous Service (and in no event later than the expiration of the term of the Option).

6.10           Disability of Awardee.   In the event that an Awardee’s Continuous Service terminates as a result of the Awardee’s Disability, the Awardee may exercise his or her Option to the extent that the Awardee was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Awardee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable until the earlier of (A) six (6) months following termination of Awardee’s Continuous Service as a result of the Awardee’s Disability, or (B) the expiration of the term of such Option.

6.11           Death of Awardee.   In the event (i) an Awardee’s Continuous Service terminates as a result of the Awardee’s death or (ii) the Awardee dies within the post-termination exercise period (if any) specified in the Option Agreement after the termination of the Awardee’s Continuous Service for a reason other than death, then, subject to the terms of the applicable Option Agreement, the Option may be exercised (to the extent the Awardee was entitled to exercise such Option as of the date of death) by the Awardee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Awardee’s death pursuant to Section 12.10 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable until the earlier of (A) twelve (12) months following termination of Awardee’s Continuous Service as a result of the Awardee’s death, or (B) the expiration of the term of such Option.

6.12           Termination of Unvested Options.   Unless otherwise specified in the applicable Option Agreement, and subject to Sections 6.10, 6.11 and 12.1 of the Plan, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other person.

6.13           Early Exercise Generally Not Permitted.   The Company’s general policy is not to allow the Awardee to exercise the Option as to any part or all of the Shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested Shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

6.14           Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Awardee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.15           Rights as a Stockholder.   The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

7.	PERFORMANCE CASH BONUS PROVISIONS

7.1           Performance Cash Bonus Terms.   Each Performance Cash Bonus shall contain provisions regarding (i) the target, minimum and maximum amount payable to the Awardee as a Performance Cash Bonus, (ii) the performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Cash Bonus prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

7.2           Maximum Cash Bonus Amount.   The maximum amount payable as a Performance Cash Bonus may be a multiple of the target amount payable, but in all cases the maximum amount payable pursuant to that portion of a Performance Cash Bonus granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $9,000,000.

7.3           Performance Criteria.   The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Performance Cash Bonus, which criteria may be based on financial performance and/or personal performance evaluations.  The Committee may specify the percentage of the target Performance Cash Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Cash Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall comply with the provisions of Section 12.2 of the Plan.

7.4           Timing and Form of Payment.   The Administrator shall determine the timing of payment of any Performance Cash Bonus.  The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Performance Cash Bonus to be deferred to a specified date or event, subject to the provisions contained in Section 12.8 of the Plan.  The Administrator may specify the form of payment of Performance Cash Bonus, which may be cash or other property, or may provide for an Awardee to have the option for his or her Performance Cash Bonus, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

7.5           Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Administrator shall have the discretion to determine the effect such termination due to Disability or death shall have on any Performance Cash Bonus.

8.	STOCK AWARD PROVISIONS

8.1           Stock Award Agreement.   Each Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The provisions of each category of Stock Award may change from time to time, and the terms and conditions of separate individual Stock Award Agreements within a particular category of Stock Award need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Stock Award or otherwise) the substance of each of the following provisions:

(a)           Transferability. Rights to acquire Shares of Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Stock Award remains subject to the terms of the Stock Award Agreement.

(b)           Rights as a Stockholder.   Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Dividends and Dividend Equivalents on any Stock Award that vests based on the achievement of performance criteria shall not be paid prior to the date the Stock Award is earned and shall be subject to the same vesting schedule applicable to the Stock Award (including continued employment and performance conditions).

(c)           Extension of Stock Award.    A Participant’s Award Agreement may provide that if the issuance of Shares of Common Stock would be prohibited at any time solely because such issuance would violate the registration requirements under the Securities Act or other applicable securities laws, then the Participant shall be entitled to exercise, redeem or receive the Shares of Common Stock underlying such Stock Award, as applicable, on the date that is the earlier of (i) the expiration of the term of the Award, if applicable, and (ii) a period of three (3) months after the date on which such exercise, redemption or delivery of Shares of Common Stock would not be in violation of such registration requirement or other applicable securities laws. The provisions of this Section 8.1 notwithstanding, in the event that a sale of the Shares of Common Stock received pursuant to the Award would subject the Participant to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then, if applicable, the Award will terminate on the fifteenth (15th) day after the last date upon which such sale would result in liability, but in no event later than the expiration of the term of the Award.

8.2           Restricted Stock Bonus Awards.   Restricted Stock Bonuses shall be paid by the Company in Shares of the Common Stock of the Company. Each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration. At the discretion of the Administrator, a Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(b)           Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Administrator shall determine the vesting schedule applicable to any Restricted Stock Bonus award. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(c)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the Shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

8.3           Stock Appreciation Rights.   Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(a)           Generally.

i.           The number of Shares of Common Stock underlying each SAR and the exercise price in effect for those Shares shall be determined by the Administrator in its sole discretion at the time the SAR is granted. In no event, however, may the exercise price per Share be less than one hundred percent (100%) of the Fair Market Value per underlying Share of Common Stock on the grant date. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than that set forth in the preceding sentence if such SAR is granted pursuant to a Conversion Award or otherwise in a manner satisfying the provisions of Section 424 of the Code.

ii.           No SAR shall be exercisable or redeemable after the expiration of five (5) years after the date it was granted. In the absence of a provision to the contrary in the individual’s Award Agreement, the term of the SAR shall be five (5) years from the Grant Date.

iii.           A SAR issued under this Plan shall be transferable only to the extent the Administrator, in its sole discretion, permits such SAR to be assigned or transferred for estate planning purposes (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of Applicable Law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Awardee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Award Agreement. If the SAR does not provide for transferability, then the SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable or redeemable during the lifetime of the Awardee only by the Awardee.

(b)           Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

i.           The stand-alone SAR shall cover a specified number of underlying Shares of Common Stock and shall be exercisable and redeemable upon such terms and conditions as the Administrator may establish. Upon the exercise and redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise and redemption date) of the Shares of Common Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those Shares.

ii.           The distribution with respect to any exercised and redeemed stand-alone SAR may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(c)           Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

i.           Stapled SARs may only be granted concurrently with an Option to acquire the same number of Shares of Common Stock as the number of such Shares underlying the stapled SARs.

ii.           Stapled SARs shall be exercisable and redeemable upon such terms and conditions as the Administrator may establish and shall grant a holder the right to elect among (A) the exercise of the concurrently granted Option for Shares of Common Stock, whereupon the number of Shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (B) the exercise and redemption of such stapled SARs in exchange for a distribution from the

Company in an amount equal to the excess of the Fair Market Value (on the exercise and redemption date) of the number of vested Shares which the holder redeems over the aggregate exercise price for such vested Shares, whereupon the number of Shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (C) a combination of (A) and (B).

iii.           The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(c)ii)(B) above may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

8.4           Phantom Stock Units.   The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(a)           Phantom Stock Unit awards shall be exercisable and redeemable by the Participant to the Company upon such terms and conditions as the Administrator may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a Share of Common Stock, unless the Administrator otherwise provides in the terms of the Award Agreement.

(b)           The distribution with respect to any exercised Phantom Stock Unit award may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

8.5           Restricted Stock Units.   A Restricted Stock Unit is the right to receive one (1) Share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Restricted Stock Units shall be settled as soon as administratively practicable following the vesting of the Restricted Stock Unit.  Each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Vesting.   Vesting shall generally be based on the Participant’s Continuous Service. The Administrator shall determine the vesting schedule applicable to any such Restricted Stock Unit award. Shares of Common Stock awarded under the Restricted Stock Unit agreement may be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(b)           Termination of Participant’s Continuous Service.   In the event an Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the Shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

8.6           Performance Share Bonus Awards.   Performance Share Bonuses shall be paid by the Company in Shares of the Common Stock of the Company. Each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration. At the discretion of the Administrator, a Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(b)           Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the terms and conditions of the Performance Share Bonus agreement. Upon failure to meet performance criteria, Shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(c)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost  any or all of the Shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

8.7           Performance Share Units.   A Performance Share Unit is the right to receive one (1) Share of the Company’s Common Stock at the time the Performance Share Unit vests. Performance Share Units shall be settled as soon as administratively practicable following the vesting of the Performance Share Unit.  Each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the terms and conditions of the Performance Share Unit agreement. Upon failure to meet performance criteria, Shares of Common Stock awarded under the Performance Share Unit agreement may be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(b)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the Shares of Common Stock that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

9.	COVENANTS OF THE COMPANY

9.1           Availability of Shares.   During the terms of the Awards, the Company shall keep available at all times the number of Shares of Common Stock required to satisfy such Awards.

9.2           Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares of Common Stock upon exercise, redemption or satisfaction of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, or under any foreign law of similar effect, the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award nor shall it require the Company to comply with any applicable securities laws or regulations if such compliance would be unduly burdensome or costly, as determined by the Administrator in its sole discretion. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	CANCELLATION AND RE-GRANT OF OPTIONS AND SARS

The Administrator shall not have the authority to effect, at any time, (i) the repricing of any outstanding Options or SARs under the Plan, which includes reduction in exercise price, base price, or replacement of underwater Options or SARs with any other form of equity award or with cash, (ii) the cancellation of any outstanding Options or SARs under the Plan that are underwater and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different number of Shares of Common Stock, and/or (iii) cancellation of underwater Options or SARs and replacement with Full Value Awards or cash. Notwithstanding the foregoing, the Administrator may grant an Option or SAR with an exercise or redemption price lower than that set forth above if such Option or SAR is granted as part of a transaction to which Section 424 or Section 409A of the Code applies.

12.           OTHER PROVISIONS APPLICABLE TO AWARDS

12.1           Acceleration of Exercisability and Vesting; Treatment Upon Death or Disability.   The Administrator shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Administrator shall have the power to accelerate the time at which an Option or Stock Award may first be exercised or the time during which an Option or Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in such Award stating the time at which it may first be exercised or the time during which it will vest.  If an Awardee who is an Employee or a Director of the Company ceases to be an Employee or Director of the Company (i) by reason of his or her death, or (ii) solely in the case of an Employee, because of his or her Disability, then notwithstanding any contrary exercisability or vesting provisions in an Option or Stock Award (as applicable), each such outstanding Award shall immediately become vested and exercisable (as applicable) in full in respect of the aggregate number of shares covered by each such Award, provided that Performance-Based Awards, including Performance Cash Awards, shall not be eligible for such automatic acceleration.

12.2           Performance-Based Awards.   Notwithstanding anything to the contrary herein, any Awards granted under this Plan may be granted in a manner which may be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) and/or compliant with the requirements of Section 409A of the Code for performance-based compensation (“Performance-Based Awards”). To the extent required by Section 162(m) of the Code, a Participant’s Performance-Based Award shall be determined based on the attainment of Qualifying Performance Criteria approved by the Administrator and established in writing for a performance period established by the Administrator (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period.

(a)           Qualifying Performance Criteria.   For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following objective business criteria and measured against past Company performance, as the Committee determines: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per Share or book value per Share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of the Company’s targets, critical processes and/or projects; (t) gross margins, (u) specified product sales, (v) inventory turns; (w) distributor, executive distributor, and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.

The foregoing criteria may relate to the Company, one or more of its Affiliates, or one or more of its markets, divisions, units or product lines, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. Without limiting the generality of the foregoing, the Committee may appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during an Incentive Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings, (C) asset write-downs, (D) litigation or claim judgments or settlements, (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for recapitalization, reorganization and restructuring programs, (G) the discontinuation, disposal or acquisition of a business or division, and (H) any other extraordinary, infrequent or non-operational items or events thereof, all as the Administrator shall determine.

(b)           Award Limits and Requirements for Performance-Based Awards.   The maximum amounts of a Performance-Based Awards payable during a fiscal year to any Participant is set forth in Section 4.4 and Section 7.2 of the Plan. To the extent required by Section 162(m) of the Code, the Administrator shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify  and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Administrator in writing. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Administrator. The amount of the Performance-Based Award determined by the Administrator for a performance period shall be paid to the Participant at such time as determined by the Administrator in its sole discretion after the end of such performance period; provided, however, that such payment or delivery shall be made in compliance with Section 409A of the Code and the regulations thereunder.

(c)           Other. The grant of a Performance-Based Award may be made solely under this Plan or may be made pursuant to such other plan or program as the Committee shall determine in its sole discretion.

12.3           No Employment or Other Service Rights.   Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

12.4           Investment Assurances.   The Company may require a Participant, as a condition of exercising or redeeming an Award or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with Applicable Law.

12.5           Legends.   The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with Applicable Laws, including, but not limited to, legends restricting the transfer of the Common Stock.

12.6           Tax Withholding Obligations.

(a)           As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)           In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of an Option or Stock Award.

(c)           In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld.  For purposes of this Section 12.6, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)           If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Award by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.  In the case of shares previously acquired from the Company that are surrendered under this Section 12.6(d), such Shares must have been owned by the Participant for such period of time as is required for the Company to avoid adverse accounting charges.

(e)           Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12.6(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator.  Any election by a Participant under Section 12.6(d) above must be made on or prior to the applicable Tax Date.

(f)           In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

12.7           Section 409A.   Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Awards under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code. Any Award shall be granted, deferred, paid out or modified under this Plan in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant. In the event that it is reasonably determined by the Administrator that any amounts payable in respect of any Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

12.8           Deferral of Award Benefits.   The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to defer compensation payable pursuant to the terms of an Award.  Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Deferral Program”) under this Plan to govern the form of Award Agreements participating in such Program.  Any such Award Agreement or Deferral Program shall specify the treatment of dividends or Dividend Equivalents (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Deferral Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A.

12.9           Forfeiture of Awards.   To the extent set forth in an Award Agreement, if an Awardee is terminated for Cause, or an Awardee has engaged in Harmful Conduct at any time during or following the termination of the Awardee’s Continuous Service, then the Administrator may, in its sole discretion, direct that:

(a)           all outstanding Awards held by such Awardee shall terminate in full;

(b)           the Awardee shall pay to the Company an amount equal to the taxable income realized upon the exercise or redemption of any Options, Stock Appreciation Rights and Phantom Stock Units or any sale of the underlying Shares obtained from such Awards (x) during the twelve (12) months immediately preceding Awardee’s termination of Continuous Service and, (y) in the case where Participant has engaged in Harmful Conduct following such termination of Continuous Service, during the three (3) month period following Awardee’s termination of Continuous Service; and

(c)           the Awardee shall forfeit and return to the Company, as applicable, any unvested Shares pursuant to all outstanding Awards (other than Options, Stock Appreciation Rights and Phantom Stock Units) and/or pay to the Company the taxable income realized from the grant, vesting or sale of any Shares obtained pursuant to such Awards (x) during the twelve (12) months immediately preceding Awardee’s termination of Continuous Service and, (y) in the case where Participant has engaged in Harmful Conduct following such termination of Continuous Service, during the three (3) month period following Awardee’s termination of Continuous Service.

(d)           The Administrator shall determine the manner of the recovery of any such amounts which may be due to the Company and which may include, without limitation, set-off against any amounts which may be owed by the Company to the Awardee subject, in all cases, to Applicable Law and the terms and conditions of the applicable plan, arrangement or agreement.

(e)           If any provision contained in this Section shall for any reason, whether by application of existing Applicable Law or law which may develop after the Awardee’s acceptance of the grant of Awards hereunder be determined by a court of competent jurisdiction to be overly broad, the Awardee agrees to join the Company or any of its

Affiliates in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then Applicable Law.

12.10           Designation of Beneficiary.

(a)           An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.  To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)           Such designation of beneficiary may be changed by the Awardee at any time by written notice.  In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.	ADJUSTMENTS UPON CHANGES IN STOCK

13.1           Capitalization Adjustments.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 4.1 (including the ISO Limit) and Section 4.4, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

13.2           Adjustments Upon a Change of Control.   In the event of a Change of Control, as defined in Sections 2.10(a) through 2.10(d), such as an asset sale, merger, or change in Board composition, then the Administrator or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (i) assume or continue all or any part of the Awards outstanding under the Plan; (ii) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan; (iii) redeem or purchase such Awards for consideration determined in a manner consistent with the per Share consideration being paid to the other stockholders of the Company; or (iv) any combination of the foregoing. In the event any surviving entity or acquiring entity refuses to take such actions, then with respect to Awards held by Participants whose Continuous Service has not terminated, the Administrator in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Award equal to the product of (x) the excess, if any, of the Fair Market Value per Share of Common Stock at such time over the exercise, redemption or purchase price, if any, times (y) the total number of Shares then subject to such Award; (2) continue the Awards upon such terms as the Administrator determines in its sole discretion; (3) provide for issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards (including any unrealized value immediately prior to the Change of Control) previously granted hereunder, as determined by the Administrator in its sole discretion; or (4) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit, or Performance Share Unit that they must exercise or redeem any portion of such Award (including, at the discretion of the Administrator, any unvested portion of such Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Administrator shall not be obligated to treat all Awards, even those that are of the same type, in the same manner.

13.3           Adjustments Upon a Dissolution or Liquidation.   In the event of a Change of Control as defined in Section 2.10(e), such as a dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such event.

14.	AMENDMENT OF THE PLAN AND AWARDS

14.1           Amendment of Plan.   The Administrator at any time, and from time to time, may amend the Plan. However, except as provided in Section 13.1 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company: (i) to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, NASDAQ or other securities exchange listing requirements, or other Applicable Law or regulation; (ii) in respect of any proposed amendment to Sections 6.5, 6.6 or 8.3(a)ii) hereof; or (iii) in respect of any proposed amendment to Section 11 hereof that would permit the repricing or cancellation and regrant of Options or Stock Appreciation Rights.

14.2           Stockholder Approval.   The Administrator may, in its sole discretion, submit any other amendment to the Plan for stockholder approval or may resubmit the Plan for reapproval by stockholders, including, but not limited to, amendments to or reapproval of the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3           Contemplated Amendments.   It is expressly contemplated that the Administrator may amend the Plan in any respect the Administrator deems necessary or advisable to provide eligible

Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

14.4           No Material Impairment of Rights.   Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.5           Amendment of Awards.   The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless: (i) the Company requests the consent of the Participant and the Participant consents in writing, (ii) such amendment is necessary pursuant to Section 12.7 hereof or otherwise to meet the minimum requirements of the Code or Applicable Law.

15.	TERMINATION OR SUSPENSION OF THE PLAN

15.1           Plan Term.   The Administrator may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the later of the date that the amendment and restatement of the Plan is approved by the stockholders of the Company at the 2010 annual meeting, or the date any subsequent amendment to add shares to the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.2           No Material Impairment of Rights.   Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.  Suspension or termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.	MISCELLANEOUS

16.1           Effective Date of Plan.   The Plan, as amended and restated, shall become effective immediately upon its approval by the stockholders of the Company (the “Effective Date”).  If the amended and restated Plan is not approved by the stockholders, all provisions of the Plan, as approved by the stockholders of the Company on May 2, 2008 shall remain effective.

16.2           Governing Law; Interpretation of Plan and Awards.

(a)           This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of New Jersey.

(b)           In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)           The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

16.3           Limitation on Liability.   The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)           The Non-Issuance of Shares.   The non-issuance or sale of Shares (including under Section 9.2 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder.

(b)           Tax Consequences.   Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder.  The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant.  In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties.  In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c)           Forfeiture.   The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

16.4           Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties.

16.5           Unfunded Plan.   Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

PROXY

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NEW JERSEY 08542

The undersigned holder of Common Stock of Heartland Payment Systems, Inc. (the “Company”) hereby constitutes and appoints Robert O. Carr and Robert H.B. Baldwin, Jr. and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08540, on Friday, May 14, 2010 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting.  The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Said attorneys and proxies are hereby instructed to vote as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1-3 BELOW.

1.	Election of the following seven (7) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees:	Robert O. Carr Mitchell L. Hollin Robert H. Niehaus	Marc J. Ostro, Ph.D. Jonathan J. Palmer	George F. Raymond Richard W. Vague

______ FOR ALL NOMINEES	______ WITHHOLD AUTHORITY FOR ALL NOMINEES	_______________________________________________________ TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.

2.	Approval of the amendment and restatement of Heartland Payment System, Inc.’s 2008 Equity Incentive Plan.

___FOR	___AGAINST	___ABSTAIN

3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

___FOR	___AGAINST	___ABSTAIN

4.	In their discretion, to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dated: _________________, 2010

Signature

Signature(s) if held jointly
Please sign your name as it appears hereon.  In the case of joint owners or tenants in common, each should sign.  If signing as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.